UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )
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Real Goods Solar, Inc.

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Real Goods Solar, Inc.
833 West South Boulder Road
Louisville, Colorado 80027
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON WEDNESDAY, NOVEMBER 16, 2016
To our shareholders:
We will hold the 2016 annual meeting of shareholders of Real Goods Solar, Inc., a Colorado corporation (“we”, “us”, “our”, or “RGS Energy”), on Wednesday, November 16, 2016, at 10:00 a.m. local time, at our offices at 833 West South Boulder Road, Louisville, CO 80027 for the following purposes:
1.
to elect six directors to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified;

2.
to amend Real Goods Solar, Inc.’s 2008 Long-Term Incentive Plan to increase the number of shares authorized for issuance and the number of shares that a participant may receive in a fiscal year;

3.
to approve, on an advisory basis, named executive officer compensation;

4.
to ratify the appointment of Hein & Associates LLP to audit our consolidated financial statements for the 2016 fiscal year; and

5.
to transact such other business as may properly come before our annual meeting, or any adjournment(s) or postponement(s) thereof.

Our board of directors has fixed the close of business on October 3, 2016 as the record date for determining our shareholders entitled to notice of, and to vote at, our annual meeting. A complete list of our shareholders entitled to vote at our annual meeting will be available for inspection by our shareholders prior to our annual meeting upon written request before the annual meeting showing a proper purpose made during normal business hours at our Louisville, Colorado office and subject to satisfaction of other requirements set forth in our bylaws. Only shareholders of record on the October 3, 2016 record date are entitled to notice of, and to vote at, our annual meeting and any adjournments or postponements thereof.
On or about October 12, 2016, we expect to commence mailing our shareholders (other than those who previously requested electronic delivery of our proxy materials) this proxy statement, the accompanying proxy card for the annual meeting and the 2015 annual report. If you received your annual meeting materials by mail, the proxy statement and proxy card from our board of directors and our annual report were enclosed. If you received your annual meeting materials via email, the email contained voting instructions and links to the proxy statement, the proxy card and annual report on the Internet, which are both available at www.edocumentview.com/RGSE.
Our shareholders are cordially invited to attend our annual meeting in person.
By Order of the Board of Directors,
October 7, 2016	/s/ Dennis Lacey Dennis Lacey, Chief Executive Officer

YOUR VOTE IS IMPORTANT
We urge you to vote your shares as promptly as possible.
If you have shares registered in your own name, you may vote your shares in a number of ways:
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for shareholders of record, electronically via the Internet at www.envisionreports.com/RGSE;

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by telephone, if you are in the U.S. and Canada, by calling 1 (800) 368-5948; or

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by mailing us an executed proxy card.

If you hold our shares with a broker, you may also be eligible to vote via the Internet or by telephone if your broker or bank participates in the proxy voting program provided by Computershare Investor Services (“Computershare”).

Real Goods Solar, Inc.
833 West South Boulder Road
Louisville, Colorado 80027
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON WEDNESDAY, NOVEMBER 16, 2016
Real Goods Solar, Inc., a Colorado corporation (“we”, “us”, “our”, or “RGS Energy”), is furnishing this proxy statement and the accompanying proxy card to our shareholders in connection with the solicitation of proxies by and on behalf of our board of directors for use at our 2016 annual meeting of shareholders to be held on Wednesday, November 16, 2016, starting at 10:00 a.m. local time, at our principal executive offices and at any adjournment(s) or postponement(s) thereof. On or about October 12, 2016, we expect to commence mailing to our shareholders (other than those previously requested electronic delivery of our proxy materials) this proxy statement, the accompanying proxy card and the 2015 annual report. The address of our principal executive offices is 833 West South Boulder Road, Louisville, Colorado 80027.
PURPOSE OF ANNUAL MEETING
At the annual meeting, our shareholders will be asked: (i) to elect six directors of RGS Energy to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified; (ii) to amend the Real Goods Solar, Inc. 2008 Long-Term Incentive Plan (the “Incentive Plan”) to increase the number of shares authorized for issuance under the incentive plan and the number of shares that a participant may receive in a fiscal year; (iii) to approve, on an advisory basis, named executive officer compensation; (iv) to ratify the appointment of Hein & Associates LLP (“Hein & Associates”) to audit our consolidated financial statements for the 2016 fiscal year; and (v) to transact such other business as may properly be brought before the annual meeting. Our board of directors recommends a vote “FOR” the election of the nominees for directors of our company listed below, “FOR” the amendment to the Incentive Plan to increase the number of shares authorized for issuance under the Incentive Plan and the number of shares that a participant may receive in a fiscal year, “FOR” the advisory vote to approve named executive officer compensation, and “FOR” the ratification of the appointment of Hein & Associates as the our independent auditors for the 2016 fiscal year.
QUORUM AND VOTING RIGHTS
The presence, in person or by proxy, of the holders of a majority of the outstanding votes eligible to be cast by our Class A common stock and Class B common stock is necessary to constitute a quorum at the annual meeting. Only shareholders of record at the close of business on October 3, 2016, the record date, will be entitled to notice of, and to vote at, the annual meeting. As of the October 3, 2016 record date, there were 4,287,505 shares of our Class A common stock, par value $0.0001, and no shares of our Class B common stock, par value $0.0001, outstanding and entitled to vote. Holders of our Class A common stock as of the record date are entitled to one vote for each share held. The holders of our Class A common stock will vote together as a single class. Cumulative voting is not permitted for any purpose. Once a quorum is present, the affirmative vote of a majority of the votes cast on any subject matter shall be the act of the shareholders, other than with respect to the election of directors as described below.
All shares of our common stock represented by properly executed proxies will, unless the proxies have previously been revoked, be voted in accordance with properly executed instructions indicated in the proxies. Abstentions and broker non-votes will have no effect on the result of the vote, although they will count towards the presence of a quorum for this annual meeting. Any shareholder executing a proxy has the power to revoke the proxy at any time prior to its exercise. A proxy may be revoked prior to exercise by:

(a) filing with RGS Energy a written revocation of the proxy; (b) appearing at the annual meeting and voting in person; (c) voting by telephone or by using the Internet, either of which must be completed by 11:59 p.m. Eastern Time on Tuesday, November 15, 2016 (only your latest telephone or Internet proxy is counted); or (d) submitting to us a duly executed proxy bearing a later date.
If you are a beneficial owner of shares held in “street name” by a brokerage firm, you will provide voting instructions to the broker. In the event you do no instruct the broker how to vote your shares, such broker may, in its discretion, choose to vote such uninstructed shares on “routine” matters only.
On or about October 12, 2016, we expect to commence mailing to our shareholder (other than those who previously requested electronic delivery of our proxy materials) this proxy statement, the accompanying proxy card and the 2015 annual report. If you received your annual meeting materials via email, the email contained in the voting instructions and links to the proxy statement and the accompanying proxy card on the Internet, which are both available at www.edocumentview.com/RGSE.
This proxy statement, the proxy card and voting instructions are being made available to shareholders at www.edocumentview.com/RGSE, and for record holders at www.envisionreports.com/RGSE. You may also request a printed copy of this proxy statement, the proxy card or our annual report by: (a) telephone at 1 (800) 368-5948; or (b) Internet at www.edocumentview.com/RGSE.
We will bear the cost of preparing, printing, assembling and mailing this proxy statement and other material furnished to shareholders in connection with the solicitation of proxies. In addition, our officers, directors and employees may solicit proxies by written communication or telephone. These persons will receive no special compensation for any solicitation activities. We have retained the services of MacKenzie Partners, Inc., a professional solicitation firm, as proxy solicitor for this annual meeting. We expect to pay MacKenzie Partners, Inc. approximately $7,500 for the services it will perform as proxy solicitor in connection with this annual meeting. Further, we will reimburse MacKenzie Partners, Inc. for its reasonable out-of-pocket expenses in connection therewith. We have also agreed to indemnify MacKenzie Partners, Inc. against certain liabilities relating to or arising out of the engagement.
UNLESS THE SHAREHOLDER GRANTING THE PROXY SPECIFIES A DIFFERENT VOTE, IT IS THE INTENTION OF THE AGENTS DESIGNATED IN THE ENCLOSED PROXY CARD TO VOTE “FOR” the election of the nominees for directors of our company listed below, “FOR” the amendment to the incentive plan to increase the number of shares that may be issued under the incentive plan and the number of shares that a participant may receive in a fiscal year, “FOR” the advisory vote to approve named executive officer compensation, and “FOR” the ratification of the appointment of HEIN & ASSOCIATES as OUR independent auditors for the 2016 fiscal year. IF ANY NOMINEES FOR DIRECTOR BECOMES UNAVAILABLE TO SERVE FOR ANY REASON, THE PROXY WILL BE VOTED FOR A SUBSTITUTE NOMINEE OR NOMINEES TO BE SELECTED BY OUR BOARD OF DIRECTORS, UNLESS THE SHAREHOLDER WITHHOLDS AUTHORITY TO VOTE FOR THE ELECTION OF DIRECTORS.
ONE-FOR-TWENTY REVERSE STOCK SPLIT
On June 1, 2016, we completed a reverse stock split of all outstanding shares of our Class A common stock at a ratio of one-for-twenty, whereby twenty shares of Class A common stock were combined into one share of Class A common stock. The reverse split was authorized by a vote of our shareholders on May 27, 2016. We did not decrease our authorized shares of capital stock in connection with the reverse stock split. Unless otherwise stated, share amounts in this proxy statement are presented to reflect the reverse split in all periods.

PROPOSAL 1
ELECTION OF DIRECTORS
(Item No. 1 on Proxy Card)
Nominees for Election as Directors
Our board of directors proposes that David L. Belluck, Dennis Lacey, Pavel Bouska, Ian Bowles, John Schaeffer and Robert L. Scott be elected as directors of our company, to hold office until the next annual meeting of shareholders or until their respective successors are duly elected and qualified. Unless contrary instructions are given, the proxies will be voted “FOR” these nominees. Each nominee has agreed to serve if elected, and management has no reason to believe that any of the nominees will be unavailable for service. If for any unforeseen reason any nominee should decline or be unable to serve, the proxies will be voted to fill any vacancy so arising in accordance with the discretionary authority of the persons named in the proxy, unless contrary instructions are given.
Our business encompasses product sourcing, installation and financing of solar products, marketing, and research functions in a context characterized by rapidly evolving technologies, changing incentives, exposure to business cycles, and significant competition. Our board of directors is responsible for reviewing and assessing the appropriate skills, experience, and background sought of board members in the context of our business and the then-current membership on our board of directors. This assessment of board skills, experience, and background includes numerous diverse factors, such as independence; understanding of, and experience in, solar energy businesses, technology, finance, and marketing; international experience; age; and gender and ethnic diversity. The priorities and emphasis of our board of directors with regard to these factors change from time to time to take into account changes in our business and other trends, as well as the portfolio of skills and experience of current and prospective board members. Our board of directors reviews and assesses the continued relevance of and emphasis on these factors as part of our board of directors’ annual self-assessment process and in connection with candidate searches.
We do not expect or intend that each director will have the same background, skills, and experience. We expect that board members will have a diverse portfolio of backgrounds, skills, and experiences. One goal of this diversity is to assist the board of directors as a whole in its oversight and advice concerning our business and operations. The directors’ biographies note each director’s relevant experience, qualifications, and skills that led to the conclusion that such individual should serve as a director of our company. We expect our directors to possess the following experiences and expertise:
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Senior Leadership Experience.   Directors who have served in senior leadership positions are important to us, as they bring experience and perspective in analyzing, shaping and overseeing the execution of important operational and policy issues at a senior level. These directors’ insights and guidance, and their ability to assess and respond to situations encountered in serving on our board of directors, may be enhanced if their leadership experience has been developed at businesses or organizations that faced significant competition and/or involved technology or other rapidly evolving business models.

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Financial Expertise.   Knowledge of financial markets, financing and funding operations and accounting and financial reporting processes is important because it assists our directors in understanding, advising and overseeing our capital structure, financing and investing activities, financial reporting and internal control of such activities.

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Industry and Technical Expertise.   Because we are actively involved in the solar energy market, education or experience in relevant technology is useful in understanding our research and development efforts, competing companies, various solar products and installation techniques and the market segments in which we compete.

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Brand Marketing Expertise.   Directors who have brand-marketing experience can provide expertise and guidance as we seek to maintain and expand brand and product awareness and a positive reputation.

The names of our director nominees, their ages, and, for our current directors standing for reelection, the years in which they began serving as directors and their positions, are set forth below. Each of the nominees is currently serving as a director of our company.
DAVID L. BELLUCK — age 55 — Chairman of RGS Energy’s Board of Directors.
Mr. Belluck has served as a director since June 2011. Since 1998, Mr. Belluck has been a General Partner of Riverside Partners, LLC, a Boston-based, private equity investment firm where he has worked for the past 25 years. Mr. Belluck controls Riverside Partners III, LLC, which is the general partner of Riverside Partners III, LP, which is the general partner of Riverside Fund III, LP. Riverside Renewable Energy Investments, LLC (“Riverside”) is a wholly-owned subsidiary of Riverside Fund III, LP. Mr. Belluck also serves on the boards of directors of Loftware, R&D Altanova, Tegra Medical, Eliassen Group, Bioagilytix, Enovate, Allied Dental and Dominion, and Healthdrive. Previously he served on the board of directors of Rudolph Technologies (NYSE: RTEC). Mr. Belluck is a Vice-Chair of The Alliance for Business Leadership. Mr. Belluck graduated from Harvard Business School with distinction and from Harvard College, magna cum laude.
Our board of directors believes that Mr. Belluck brings to the board of directors significant strategic focus, business development and financial experience from his past business experience with Riverside Partners, LLC.
Pursuant to the terms of the Shareholders Agreement entered into as of December 19, 2011 (the “Shareholders Agreement”), Riverside in the past had the right to designate a certain number of individuals for appointment or nomination to our board of directors, tied to its ownership of our Class A common stock. Currently, Mr. Belluck serves on our board of directors as Riverside’s designee. Riverside’s ownership of our Class A common stock has fallen below the minimum threshold in the Shareholders Agreement and, as a result, Riverside no longer has the right to designate individuals for nomination to our board of directors.
DENNIS LACEY — age 63 — Director and Chief Executive Officer.
Mr. Lacey joined RGS Energy in February 2014 as Senior Vice President Finance and became the President of RGS Energy’s Residential Solar Division in April 2014 and RGS Energy’s Chief Executive Officer in August 2014. Mr. Lacey also served as RGS Energy’s acting Principal Financial Officer from October 2014 to February 2016. He brings to his role as Chief Executive Officer more than 25 years of executive financial management experience. Before joining RGS Energy, Mr. Lacey served as the Chief Financial Officer of Community Enhancement Group REIT, Inc., formed to invest in multi-family properties and acquire REIT status, between May 2012 and February 2014. Between January 2010 and March 2012, Mr. Lacey served as Chief Financial Officer and Vice President of Stream Global Services, a publicly-traded company providing business process outsourcing services. Between September 2006 and December 2009, he was the head of capital markets for Republic Financial Corporation, a private investment firm engaged in aircraft leasing and alternative asset management. Before that, Mr. Lacey held a number of senior executive positions at Imperial Bancorp, a $6 billion publicly-traded commercial bank best known for its high-tech lending practice before it was acquired by Comerica. At Imperial Bancorp, he served as Executive Vice President and Chief Financial Officer, President of the SBA Division, and President of the Equipment Leasing Division. Mr. Lacey also served as President and Chief Executive Officer of Capital Associates, a publicly traded equipment leasing company. He previously served as Chief Financial Officer of two multi-billion dollar publicly-traded companies: TeleTech Holdings, Inc., one of the largest customer experience management companies in the United States, and CKE Restaurants, Inc., an owner, operator and franchisor of popular brands in the quick-service restaurant industry. Earlier in his career, Mr. Lacey was an audit partner at Coopers & Lybrand, an accounting firm.
Our board of directors believes that Mr. Lacey brings to the board of directors significant senior leadership management, operational and financial experience.

PAVEL BOUSKA — age 62 — Director.
Mr. Bouska has served as a director since September 2012. Mr. Bouska has been an independent business consultant since 2006. From 2003 to 2006, he was the Chief Executive Officer and served as a director of ionSKY Inc., a wireless Internet service provider. Between 1999 and 2003, Mr. Bouska served as Executive Vice President and Chief Information Officer of Gaia, Inc. (f/k/a Gaiam, Inc.) (“Gaia”), as Chief Executive Officer of Gaiam Energy Tech, Inc., the renewable energy division of Gaia that later became Real Goods Solar, and as a director of Gaiam.com, Inc., an e-commerce subsidiary of Gaia. In addition, Mr. Bouska served as a director of Gaia between 1991 and 1999. From 1988 to 1999, he served as Chief Information Officer and Vice President, Information Technology of Corporate Express, Inc., a corporate supplier, as it grew from $2.0 million of gross revenues to a Fortune 500 company. From 1985 to 1988 Mr. Bouska worked as project leader at sd&m, a software company in Munich, Germany. He has experience with organization management and technology deployment in rapidly growing and changing environments, business unit integrations, and mergers and acquisitions. From 2002 to 2012, Mr. Bouska has also served as President and chairman of the Board of Sunshine Fire Protection District in Boulder, Colorado.
Our board of directors believes that Mr. Bouska brings to the board of directors significant senior leadership, strategic focus, business development, and renewable energy experience.
IAN BOWLES — age 50 — Director.
Mr. Bowles has served as a director since December 2013. He is Co-founder and Managing Director of WindSail Capital Group, a Boston-based investment firm providing growth capital to emerging clean energy companies, a position he has held since March 2011. Mr. Bowles is also Senior Director of Albright Stonebridge Group, a global strategy firm based in Washington, DC, a position he has held since February 2011. From January 2007 to January 2011, Bowles served as Secretary of Energy and Environmental Affairs of Massachusetts, during which time he oversaw all aspects of energy and environmental regulation and policy in Massachusetts. Earlier in his career, Mr. Bowles served on the White House staff for President Bill Clinton, holding the posts of Senior Director of Global Environmental Affairs at the National Security Council and Associate Director of the White House Council on Environmental Quality.
Our board of directors believes that Mr. Bowles brings to the board of directors significant strategic focus, regulatory and public policy expertise and financial and industry experience.
JOHN SCHAEFFER — age 66 — Director.
Mr. Schaeffer has served as a director since 2008. In 1978, Mr. Schaeffer founded Real Goods Trading Corporation, which he took public through a direct public offering in 1991. Between 1986 and 2008, Mr. Schaeffer served as either President or Chief Executive Officer of Real Goods Trading Corporation, which was acquired by Gaia and eventually spun off to become RGS Energy through an initial public offering. He served as our Chief Executive Officer from January to November 2008, our President or Residential President thereafter through 2012 and our General Manager, Retail and Distribution from January 2013 to July 2014. Mr. Schaeffer has been continually involved with RGS Energy selling and marketing solar and renewable energy products for more than 37 years. In 1995, Mr. Schaeffer helped create the Solar Living Center in Hopland, California, a state-of-the-art renewable energy and sustainability demonstration center. Mr. Schaeffer has been honored with numerous awards for his environmental business practices, community involvement and his entrepreneurial successes.
As the founder of Real Goods Trading Corporation and based on his extensive experience in the solar and renewable energy industries, our board of directors believes that Mr. Schaeffer brings to the board of directors significant senior leadership, management, operational, brand marketing and industry experience.
ROBERT L. SCOTT — age 70 — Director.
Mr. Scott has served as a director since June 2012. Mr. Scott has advised and assisted a number of companies since retiring from Arthur Andersen, LLP as partner. From May to November 2009, he served as the interim Chief Financial Officer of Square Two Financial (formerly, Collect America), a private consumer debt company, assisting them with financial administration and transition to a permanent Chief Financial Officer. From 2004 to 2008, Mr. Scott assisted Colorado Mountain Development, engaged in retail land sales primarily in Texas, to improve financial reporting and accounting systems and help transition toward the sale and relocation of the business. During 2003 and 2004, Mr. Scott served as a consultant to KRG Capital Partners, LLC, a Denver-based private equity firm, assisting them with due diligence investigations of certain target companies. Mr. Scott joined Arthur Andersen, LLP, a public accounting firm, in 1970 and was admitted as partner in 1981, continuing through his retirement in 2002. Within Arthur Andersen’s Audit & Business Advisory Group, Mr. Scott served clients in numerous life cycle stages and industries including construction, venture capital, energy exploration and development, manufacturing, cable and satellite television, software development, real estate and manufacturing.
Our board of directors believes that Mr. Scott brings to the board of directors exceptional technical skills in accounting, internal controls, taxation, equity compensation, and public company matters.
Vote Required
Directors will be elected by a plurality of the votes cast. “Plurality” means that the nominees receiving the largest number of votes cast are elected as directors up to the maximum number of directors who are nominated to be elected at the meeting. If no instructions are indicated on a proxy card, the shares will be voted “FOR” the election of these nominees for director. Because director nominees must receive a plurality of the votes cast at the annual meeting, a vote withheld from a particular nominee or from all nominees, abstentions, or broker non-votes will not affect the election of that nominee.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION
OF THESE NOMINEES.

PROPOSAL 2
AMENDMENT OF THE REAL GOODS SOLAR, INC. 2008 LONG-TERM INCENTIVE PLAN
(Item No. 2 on Proxy Card)
General
The board of directors recommends that the shareholders approve an amendment to the Incentive Plan to increase the number of shares of Class A common stock authorized for issuance under the Incentive Plan and the maximum number of shares that a participant may receive under the Incentive Plan in a fiscal year. The amendment, would provide that the shares of Class A common stock authorized for issuance under the Incentive Plan would be fixed at an amount that is equal to 15% of the shares of Class A commons stock issued and outstanding on the date of the 2016 annual meeting of the shareholders, and that no participant in the Incentive plan may receive awards under the Incentive Plan for more than 500,000 shares of our Class A common stock in any one fiscal year. Currently a maximum of 92,165 shares of Class A common stock is authorized for issuance under the Incentive Plan and no participant may receive awards under the Incentive Plan for more than 25,000 shares of our Class A common stock in any one fiscal year. Other than such increases, the amended Incentive Plan would be identical to the existing Incentive Plan. The following is a summary of the material features of the Incentive Plan, as amended, a copy of which is attached to this proxy statement as Appendix A.
Potential Material Increase in Outstanding Pre-Meeting Common Stock
If our shareholders approve the amendment to the Incentive Plan, we estimate, based solely on the number of shares of Class A common stock issued and outstanding as of October 3, 2016, that the number of shares of Class A common stock authorized for issuance under the Incentive Plan will be 643,126 shares. The number of shares of Class A common stock may change between October 3, 2016 as a result of, for example, conversion or exercise of our outstanding securities and our issuing Class A common stock under the Incentive Plan or otherwise. We do not have any current plans to issue Class A common stock other than pursuant to outstanding securities. We do not expect to issue a material amount of shares of Class A common stock upon exercise of outstanding warrants and employee stock options before the 2016 annual meeting because the exercise prices of such securities are higher than the closing price of our Class A common stock as of October 3, 2016.
Notably, our senior secured convertible notes due April 1, 2019 (the “Notes”) are convertible at any time at the option of the holders into shares of Common Stock at the lower of a fixed and floating conversion price. The initial fixed conversion price was $16.066 per share (on a post-reverse split basis), subject to further adjustment for stock splits and similar events. The floating conversion price is equal to the lowest of  (i) 85% of the arithmetic average of the five lowest volume-weighted average prices of the Class A common stock during the 20 consecutive trading day period ending on the trading day immediately preceding the delivery of the applicable conversion notice by such holder of Notes, (ii) 85% of the volume-weighted average price of the Class A common stock on the trading day immediately preceding the delivery of the applicable conversion notice by such holder of Notes, and (iii) 85% of the volume-weighted average price of the Class A common stock on the trading day of the delivery of the applicable conversion notice by such holder of Notes. The number of shares of our Class A common stock issuable pursuant to the terms of the Notes is currently indeterminable. However, for illustration-purposes only, based on the voluntary conversion price of approximately $1.74 per share and approximately $6,750,017 in principal outstanding on October 3, 2016, approximately 3,879,320 shares of Class A common stock are issuable upon conversion of the unconverted portion of the principal amount of the Notes. In addition to the foregoing, if certain conditions are met, we may make payments of interest and principal on the Notes in shares of Class A common stock or require conversion of the Notes.
The table below illustrates the maximum number of shares authorized for issuance under the Incentive Plan following approval of this Proposal 2 based on varying amounts of shares of Class A common stock outstanding. This table has been prepared for illustrative purposes only and does not take into account any increases in the number of shares of Class A common stock outstanding that are not attributable to conversion of the principal amount of the Notes, including any increase of outstanding shares of Class A common stock resulting from a mandatory conversion of the Notes and the conversion of accrued interest under the Notes.

Number of Shares Outstanding	Maximum Shares Authorized for Issuance under the Incentive Plan
4,287,505*	643,126
5,000,000	750,000
6,000,000	900,000
7,000,000	1,050,000
8,000,000	1,200,000
8,166,825**	1,225,024
9,000,000	1,350,000

*
Represents the actual number of shares of Class A common stock outstanding as of October 3, 2016.

**
Represents the number of shares of Class A common stock that would be outstanding based on the actual number of shares of Class A common stock outstanding as of October 3, 2016 and the conversion of 100% of the principal amount of the Notes at a conversion price of  $1.74 per share.

Summary of the Incentive Plan
The Incentive Plan was approved by our board of directors and by Gaia, our then-sole shareholder, on January 30, 2008, amended by a vote of the shareholders at the annual meeting of shareholders held June 11, 2012, further amended by a vote of the shareholders at a special meeting of the shareholders held January 14, 2014, and further amended buy a vote of the shareholders at the annual meeting held November 18, 2015. The purpose of the Incentive Plan is to advance the interests of our company and the shareholders by providing incentives to certain employees and other key individuals who perform services for us, including those who contribute significantly to the strategic and long-term performance objectives and growth of our company. Any person who is a full or part-time employee or who performs services for our company, including each of our directors, consultants and advisors, is eligible for selection by the Incentive Plan administrator for the grant of awards under the Incentive Plan. Four officers, five non-employee directors and approximately 150 non-officer employees qualify to participate in the Incentive Plan.
Our board of directors has designated our compensation committee to administer the Incentive Plan. The Incentive Plan administrator may delegate administrative responsibilities if so permitted by applicable law, other than with respect to executive officers who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Incentive Plan provides for the granting of several types of awards, including stock options, stock appreciation rights, or SARs, restricted stock, restricted stock units, performance grants and other awards deemed by the Incentive Plan administrator to be consistent with the purposes of the Incentive Plan. Awards may be granted alone, or in conjunction with one or more other awards, as determined by the Incentive Plan administrator.
If our shareholders approve the amendment to the Incentive Plan described above, the maximum aggregate number of shares of Class A common stock that may be issued and outstanding, or subject to awards outstanding, under the Incentive Plan would be fixed at an amount that is equal to 15% of the shares of Class A common stock issued and outstanding on December 31, 2016 and no participant may receive awards under the Incentive Plan for more than 500,000 shares of Class A common stock in any one fiscal year, subject to certain adjustments, such as in the event of a stock split. Currently the maximum aggregate number of shares of Class A common stock that may be issued and outstanding, or subject to awards outstanding, under the Incentive Plan cannot exceed 92,165 shares of Class A common stock, subject to adjustment as described below. Since 2008 and as of October 3, 2016, 25,687 shares have been issued as awards or upon exercise of options granted under the Incentive Plan. As of October 3, 2016, an immaterial number of shares of our Class A common stock were reserved for issuance upon exercise of outstanding options and awards. Currently, no participant may receive awards under the Incentive Plan for more than 25,000 shares of our Class A common stock in any one fiscal year, subject to certain adjustments, such as in the event of a stock split.

The Class A common stock issued under the Incentive Plan may be either newly issued shares, treasury shares, reacquired shares or any combination thereof. If our Class A common stock issued as restricted stock or otherwise subject to repurchase or forfeiture rights is reacquired by us pursuant to such rights, or if any award is canceled, terminates or expires unexercised, the Class A common stock which would otherwise have been issuable pursuant to such awards will be available for issuance under new awards.
The Incentive Plan administrator has exclusive discretion to select the employees and other key individuals performing services for us to whom awards will be granted; to determine the type, size and terms of each award; to modify within certain limits the terms of any award; to determine the time when awards will be granted; to establish performance objectives; to prescribe the form of documents representing awards under the Incentive Plan; and to make all other determinations that it deems necessary or desirable in the interpretation and administration of the Incentive Plan. The Incentive Plan administrator has the authority to administer and interpret the Incentive Plan, and its decisions are final, conclusive and binding.
Awards Under the Incentive Plan
Stock Options.   A stock option, which may be a nonqualified or an incentive stock option, is the right to purchase a specified number of shares of Class A common stock at a price fixed by the Incentive Plan administrator. The option exercise price for nonqualified options may be equal to or greater than the fair market value of the Class A common stock. In the case of incentive stock options, the option exercise price may not be less than the fair market value of the underlying shares of Class A common stock on the date of grant and, with respect to incentive stock options granted to our employees or any of our affiliates who own more than 10% of the voting power of all classes of our stock or the stock of any of our affiliates, the option exercise price may not be less than 110% of fair market value on the date of the grant.
Stock options will generally expire not later than ten years or, in the case of incentive stock options granted to employees who own more than 10% of our stock, five years, after the date on which they are granted. Stock options become exercisable at such times and in such installments as the Incentive Plan administrator determines. Payment of the option exercise price must be made in full at the time of exercise in cash, by tendering to us shares of Class A common stock, by a combination thereof or by any other means that the Incentive Plan administrator deems appropriate, which may include the surrender of rights in one or more outstanding awards.
Stock Appreciation Rights.   A SAR provides the holder with the rights to receive, without payment to us, cash, Class A common stock, other property or any combination thereof, based on the increase in the value of the number of shares of Class A common stock specified in the award over a specified period of time. SARs may be granted either alone or in conjunction with other awards under the Incentive Plan. The holder of a SAR may elect between exercising the underlying option for shares of Class A common stock or surrendering the SAR in exchange for the receipt of a cash payment equal to the excess of the fair market value on the surrender date over the exercise price, times the number of shares subject to the award. The administrator will establish the terms and conditions of SARs, including the exercise price per share and the term of each SAR.
Restricted Stock and Restricted Stock Units.   A restricted stock award is an award of a number of shares of Class A common stock that are subject to certain restrictions, such as a requirement that the shares shall be forfeited if the holder’s employment or performance of services for us terminates. RSUs are awards denominated in units of shares of Class A common stock under which the settlement of the award is subject to such conditions and terms (such as continued employment with our company) as the administrator may determine appropriate. RSUs may be settled in cash, shares of Class A common stock or a combination of the foregoing, as determined by the administrator on the grant date. The administrator will determine whether participants holding shares of restricted stock or RSUs are entitled to receive dividends and other distributions paid with respect to those shares during the period of restriction, prior to the time such shares are reflected as outstanding shares on RGS Energy’s stock ledger.
Performance Grants.   Performance grants are grants of cash, shares of Class A common stock, or other consideration such as other of our company’s securities or property or a combination thereof that is paid based on the performance of the holder, our company, one or more of our subsidiaries, divisions or units, or any combination thereof. The award of a performance grant entitles the recipient to receive a specified amount determined by the administrator, if the terms and conditions specified in the Incentive Plan and the award, including performance objectives which must be set within the first 90 days of any performance period, are satisfied. Payment of any amount with respect to a performance grants will be made by RGS Energy as promptly as practicable after the end of the award period specified in the award or at such other time or times as the administrator may determine, and may be made in cash, shares of Class A common stock, other securities or property of RGS Energy, or any combination thereof or in such other manner, as determined by the administrator in its discretion.
Additional Information
Under the Incentive Plan, if any change in the outstanding shares of Class A common stock occurs by reason of a stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification or other distribution of the Class A common stock without our receipt of consideration, then the number of shares of Class A common stock underlying and the exercise price of any outstanding awards shall be proportionately adjusted. If any change in the outstanding shares of Class A common stock occurs by reason of any split-up, split-off, spin-off, merger, rights offering, reorganization, sale by us of all of our assets, distribution to shareholders (other than a stock split, stock dividend or a normal cash dividend on the Class A common stock) or other extraordinary or unusual event (other than a stock split or stock dividend on the Class A common stock as provided above), then, unless otherwise provided in an individual award agreement, our compensation committee shall make an equitable adjustment in the terms of any outstanding award or in the number of shares of Class A common stock available for awards.
The Incentive Plan permits the Incentive Plan administrator to determine whether it is advisable for us or any of our affiliates to provide financing in connection with the exercise of an award and the payment of related taxes, or to assist in obtaining financing from a bank or other third party in this regard. Such assistance may take any form permitted by applicable law and be on such terms as the Incentive Plan administrator considers appropriate, which may include a direct loan, a guaranty of the obligation to a third party or the maintenance by us or any of our affiliates of deposits with a bank or third party.
The Incentive Plan administrator may permit payment of taxes required to be withheld with respect to an award in any appropriate manner, which may include by the surrender to us of shares of Class A common stock owned by such person or that would otherwise be distributed, or have been distributed, as the case may be, pursuant to such award.
Generally, no awards under the Incentive Plan may be assigned or transferred in whole or in part, either directly or by operation of law or otherwise (except in the event of a holder’s death), although the Incentive Plan administrator may approve transfers of awards to certain permitted transferees as defined under the Incentive Plan.
The expenses of the Incentive Plan are borne by us. The Incentive Plan will terminate upon the earlier of the adoption of a resolution by the board of directors terminating the Incentive Plan or ten years following the effective date, unless extended by action of the board of directors for up to an additional five years for the grant of awards other than incentive stock options. The board of directors may amend the Incentive Plan at any time and from time to time for any purpose consistent with the goals of the Incentive Plan. However, if failure to obtain shareholder approval would adversely affect compliance of the Incentive Plan with Rule 16b-3 promulgated under the Exchange Act, or other applicable law or regulation, no amendment will be effective unless and until approved by shareholders.
Benefits Under the Amended Incentive Plan
The benefits that will be awarded or paid under the amended Incentive Plan are not currently determinable. Awards granted under the amended Incentive Plan are within the discretion of the Incentive Plan administrator, and the administrator has not determined future awards or who might receive them.
Equity Compensation Plan Information
This information is included in this proxy statement under the heading “Executive Compensation —  Equity Compensation Plan Information.”

U.S. Federal Income Tax Consequences
The following is a summary of the principal current U.S. federal income tax consequences of transactions under the Incentive Plan. This summary does not describe all federal tax consequences under the Incentive Plan, nor does it describe state, local or foreign tax consequences.
Incentive Stock Options.   No taxable income is realized by the employee upon the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may result in alternative minimum tax liability for the employee. If the employee does not dispose of the shares received upon exercise of an incentive stock option within two years from the date of grant (or within one year after the transfer of such shares to the employee), then upon sale of such shares, any amount realized in excess of the exercise price will be taxed to the employee as a long-term capital gain and any loss sustained will be a long-term capital loss. In that case, no deduction will be allowed to RGS Energy for U.S. federal income tax purposes.
If the shares of Class A common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above, generally the employee will realize ordinary income in the year of disposition. The ordinary income will equal the amount of the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on an arms’ length sale of such shares) over the exercise price thereof, and RGS Energy will be entitled to deduct such amount. Any further gain realized will be taxed as short-term or long-term capital gain and will not result in any deduction by RGS Energy. Special rules may apply where all or a portion of the exercise price of the incentive stock option is paid by tendering shares of Class A common stock.
If an incentive stock option is exercised at a time when it does not qualify for the tax treatment described above, the option is treated as a nonqualified stock option. Generally, an incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (one year following termination of employment by reason of permanent and total disability), except in certain cases where the incentive stock option is exercised after the death of an employee.
Nonqualified Options.   No income is realized by the employee at the time a nonqualified stock option is granted under the Incentive Plan. Generally, at exercise, ordinary income is realized by the employee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and RGS Energy receives a tax deduction for the same amount. At disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss, depending on how long the shares have been held.
Vote Required
Approval of this Proposal 2 requires the affirmative vote of a majority of the votes cast “FOR” or “AGAINST” the proposal. For purposes of determining the number of votes cast on the matter, only those cast “FOR” or “AGAINST” are included, while abstentions and broker non-votes are not included.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVING THE AMENDMENT TO THE REAL GOODS SOLAR, INC. 2008 LONG-TERM INCENTIVE PLAN

PROPOSAL 3
ADVISORY APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION
(Item No. 3 on Proxy Card)
As required by Section 14A of the Securities Exchange Act, we are seeking advisory shareholder approval of the compensation of our named executive officers as disclosed in the section of this proxy statement titled “Executive Compensation.” Shareholders are being asked to vote on the following advisory resolution:
RESOLVED, that the compensation paid to RGS Energy’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure shall include the compensation tables and any related material in the RGS Energy’s Proxy Statement for the 2016 annual meeting of shareholders) is hereby APPROVED.
The compensation of our executive officers is based on a design that ties a substantial percentage of an executive’s compensation to the attainment of financial and other performance measures that, our board of directors believes, promotes the creation of long-term shareholder value and positions us for long-term success. The mix of fixed and performance based compensation, the terms of the incentive bonus program and the terms of the Incentive Plan are all designed to enable our company to attract and maintain top talent while, at the same time, creating a close relationship between performance and compensation. The compensation committee and our board of directors believe that the design of the program, and hence the compensation awarded to named executive officers under the current program, fulfills this objective.
Shareholders are urged to read the “Executive Compensation” section of this proxy statement, which sets forth the compensation we paid our named executive officers during 2015.
Although the vote is non-binding, the board of directors and the compensation committee will review the voting results in connection with their ongoing evaluation of RGS Energy’s compensation program.
Our board of directors has determined that our shareholders should cast an advisory vote on the compensation of our named executive officers every three years. Unless this policy changes, the next advisory vote on the compensation of our named executive officers will be at our 2019 annual meeting of shareholders. We also expect to hold the next required vote on the frequency of advisory votes on the compensation of our named executive officers at our 2019 annual meeting of shareholders.
Vote Required
Approval of this Proposal 3 requires the affirmative vote of a majority of the votes cast “FOR” or “AGAINST” the proposal. For purposes of determining the number of votes cast on the matter, only those cast “FOR” or “AGAINST” are included, while abstentions and broker non-votes are not included.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ADVISORY APPROVAL OF THE RESOLUTION SET FORTH ABOVE

PROPOSAL 4
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
(Item No. 4 on Proxy Card)
The audit committee has appointed Hein & Associates to audit our consolidated financial statements for the 2016 fiscal year. This appointment is being presented to shareholders for ratification at the annual meeting. Shareholder ratification of the appointment of Hein & Associates as our independent auditors is not required by our bylaws or otherwise. We are submitting the appointment of Hein & Associates to shareholders for ratification as a matter of good corporate practice. If our shareholders fail to ratify the selection, our audit committee will reconsider whether to retain Hein & Associates. Even if the selection is ratified, our audit committee, in its discretion, may direct the appointment of a different independent audit firm at any time during the year if it determines that such a change would be in the best interests of us and our shareholders. Representatives of Hein & Associates are expected to be present at our 2016 annual meeting of shareholders and will have an opportunity to make a statement if they desire to do so. We expect Hein & Associates to be available at the annual meeting of shareholders to respond to appropriate questions.
Change in Independent Auditor
Effective April 9, 2015, our audit committee decided to dismiss EKS&H, who was previously engaged as our principal accountant to audit our financial statements for the fiscal year ended December 31, 2014. EKS&H’s report on the our consolidated financial statements for the past two years did not contain an adverse opinion, a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. As discussed below, EKS&H expressed in its report dated March 31, 2015 on RGS Energy’s internal control over financial reporting, an adverse opinion on the effectiveness of RGS Energy’s internal control over financial reporting.
During the fiscal years ended December 31, 2014 and December 31, 2103 and through April 9, 2015, the date of dismissal, we did not have any disagreements with EKS&H on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.
As previously reported in our Current Report on Form 8-K filed April 15, 2015 and our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, our management concluded that, as of December 31, 2014, RGS Energy’s internal control over financial reporting was not effective because RGS Energy had material weaknesses in its internal control due to the fact that: (a) RGS Energy had not maintained a sufficient complement of qualified corporate accounting personnel which had resulted in the ineffective design or operation of RGS Energy’s internal controls over account balances and financial reporting; (b) RGS Energy had not designed effective controls to communicate internal control responsibilities to employees; and (c) RGS Energy had not designed effective general controls over the operation of its information technology related to user access, approvals and change management. Further, EKS&H audited RGS Energy’s internal control over financial reporting as of December 31, 2014 and issued a report on March 31, 2015, stating that, because of the effect of the material weaknesses described above on the achievement of the objectives of the control criteria, RGS Energy had not maintained effective internal control over financial reporting as of December 31, 2014. The audit committee has discussed the material weaknesses in RGS Energy’s internal control over financial reporting with EKS&H. RGS Energy has authorized EKS&H to respond fully to the inquiries of any successor accountant concerning the material weaknesses in internal control over financial reporting as of December 31, 2014.
Effective April 13, 2015, the audit committee approved a resolution to retain Hein & Associates as RGS Energy’s new independent accountants engaged as the principal accountant to audit RGS Energy’s financial statements for the fiscal year ended December 31, 2015. During the fiscal years ended December 31, 2014 and December 31, 2103, and through the interim period ended April 13, 2015, RGS Energy did not consult with Hein & Associates regarding either: (i) the application of accounting principles to a specific completed or contemplated transaction or the type of audit opinion that might be rendered on RGS Energy’s financial statements, and neither a written report nor oral advice was provided to RGS Energy that was an important factor considered by RGS Energy in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or other reportable event.

Vote Required
The action of the audit committee in appointing Hein & Associates as RGS Energy’s independent auditors for the 2016 fiscal year will be ratified upon the approval by the affirmative vote of a majority of the votes cast “FOR” or “AGAINST” the proposal. Abstentions and the failure of a broker to cast a discretionary vote will have no effect on the outcome of the vote on this proposal.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF HEIN & ASSOCIATES AS OUR INDEPENDENT AUDITORS FOR THE 2016 FISCAL YEAR.

DIRECTOR INDEPENDENCE, COMMITTEES AND MEETINGS OF THE
BOARD OF DIRECTORS
Director Independence
Our board of directors currently consists of six members and meets regularly during the year. Our board of directors has determined that each of Messrs. Belluck, Bouska, Bowles, Schaeffer and Scott are independent as defined by the listing standards of the Nasdaq Stock Market. Membership on our audit committee, compensation committee and nominating and corporate governance committee is limited to independent directors within the meaning of the Nasdaq Marketplace Rules.
Board Meetings and Board Committees
Our board of directors generally holds four regularly scheduled meetings during the year. During 2015, our board held eight in-person meetings and two telephonic meetings. Each of our current directors who served as directors during 2015 attended at least 75% of the aggregated number of meetings of our board and of the committees of our board on which such director served during 2015.
Our policy on attendance by directors at the annual meeting encourages our directors to attend the annual meeting unless they have a scheduling conflict. All of our directors standing for re-election at our 2016 annual meeting of shareholders (six directors) attended the 2015 annual meeting of shareholders.
Our board of directors has standing audit, compensation, and nominating and corporate governance committees, for which we have adopted written charters. These charters, which can be found in the Investor Relations section of our website at: https://investors.rgsenergy.com/governance, along with our code of ethics adopted by our board of directors, provide the framework for governance of our company. We also have a standing executive committee, which operates under authority provided in our bylaws and without a charter.
Audit Committee.   Our audit committee currently consists of David Belluck, Pavel Bouska and Robert Scott. Mr. Scott serves as chairperson of the audit committee and is an “audit committee financial expert,” as defined in Item 407(d)(5)(ii) of Regulation S-K. Our audit committee is responsible for the appointment, compensation and oversight of our auditor and for approval of any non-audit services provided by the auditor. Our audit committee also oversees (a) management’s maintenance of the reliability and integrity of our accounting policies and financial reporting and disclosure practices, (b) management’s establishment and maintenance of processes to assure that an adequate system of internal control over financial reporting is functioning, and (c) management’s establishment and maintenance of processes to assure our compliance with all laws, regulations and company policies relating to financial reporting. Our audit committee held six in-person meetings and no telephonic meetings during 2015.
Compensation Committee.   Our compensation committee currently consists of David Belluck, Ian Bowles and Robert Scott. Mr. Belluck serves as chairperson of our compensation committee. Our compensation committee establishes compensation amounts and policies applicable to our executive officers, establishes salaries, bonuses and other compensation plans and matters for our executive officers and administers our stock option plans. Our compensation committee may, if it chooses, delegate any of its responsibilities to subcommittees. Our compensation committee held two in-person meetings and no telephonic meetings during 2015.
The principal objectives that guide the compensation committee in assessing our executive and other compensation programs include the proper allocation among (i) current cash compensation, (ii) short-term bonus compensation and (iii) long-term compensation. Other considerations include our business objectives, our fiduciary and corporate responsibilities (including internal considerations of fairness and affordability), competitive practices and trends and regulatory requirements. In determining the particular elements of compensation that are used to implement our overall compensation objectives, the compensation committee takes into consideration a number of factors related to our performance, such as our earnings per share, profitability, revenue growth and the specific operational and financial performance of certain groups, as well as the competitive environment for our business. Stock price performance is not a factor in determining annual compensation because the market price of our Class A common stock is subject to a variety of factors outside of our control. The compensation committee may, when appropriate

(as determined on an annual basis), identify individual performance goals for executive and other officers, which goals may play a significant role in determining such officers’ incentive compensation for that year and which are taken into consideration in setting base salary for the next year. The compensation committee may meet with certain of our executive officers to obtain recommendations with respect to our compensation programs, practices and packages for executives, other employees and directors. The compensation committee may ask management for its recommendations regarding the base salary, bonus targets and equity compensation for the executive team and other employees. The compensation committee considers, but is not bound by and may not always accept, management’s recommendations with respect to executive compensation. The compensation committee may also seek input from one or more independent compensation consultants prior to making determinations on material aspects of our compensation programs, practices and packages.
Our compensation committee has the ability to engage, and has in the past engaged, compensation consultants to assist in making determinations on material aspects of our compensation programs, practices and packages, but did not retain any such consultants during 2015.
Nominating and Corporate Governance Committee.   Our nominating and corporate governance committee currently consists of David Belluck, Ian Bowles and Robert Scott. Mr. Belluck serves as the chairperson of the nominating and corporate governance committee. Our nominating and corporate governance committee carries out responsibilities related to our director nomination process and procedures, developing and maintaining our corporate governance policies and any related matters required by the federal securities laws. Our nominating and corporate governance committee also reviews and approves related-party transactions. Our nominating and corporate governance committee was formed in 2014, and the committee held no in-person meetings and two telephonic meetings during 2015.
Our nominating and corporate governance committee identifies and screens individuals qualified to become directors and makes recommendations to our full board of directors regarding the selection and approval of nominees for director to be submitted to our shareholders for election. As described under the heading “Proposal 1 — Election of Directors,” our nominating and corporate governance committee and our board of directors consider a variety of factors when selecting candidates for election to the board of directors. Our nominating and corporate governance committee and our board of directors will consider qualified director candidates recommended by our shareholders. Our bylaws set forth certain procedures that are required to be followed by shareholders in nominating persons for election to our board of directors. Generally, written notice of a proposed nomination must be received by our corporate secretary no later than the 45th day nor earlier than the 70th day prior to the anniversary of the mailing of the preceding year’s proxy materials. Other than as described above, our nominating and corporate governance committee and board of directors have not adopted a formal policy regarding the consideration of director candidates recommended by shareholders; however, they would not evaluate shareholder nominees differently from management or board nominees. Although we have not adopted a formal policy regarding the consideration of director candidates recommended by shareholders, the board of directors believes that the procedures set forth in our bylaws are currently sufficient and that the establishment of a formal policy is not necessary.
Executive Committee.   Our executive committee consists of Mr. Belluck and one vacancy. Mr. Belluck serves as the chairperson of our executive committee. Our executive committee may exercise, during intervals between meetings of the board of directors, all the powers and authority of the board, except as otherwise provided in our bylaws or by Colorado law.
Executive Sessions of the Board
Our board of directors’ independent directors meet periodically in executive session. Executive sessions are generally held in connection with regularly scheduled board meetings.
Board Leadership Structure and Role in Risk Oversight
David Belluck is the Chairman of our board of directors and is not currently an employee of our company. Dennis Lacey serves as a director and our Chief Executive Officer. As our most senior executive officer, Mr. Lacey has primary, general and active control over our affairs and business and general supervision of our officers, agents and employees. The technology and regulatory landscape involved in our business are constantly evolving and Mr. Lacey brings extensive knowledge in these areas to the board of directors, allowing him to effectively focus board decision-making on those items most important to our overall success. Our board of directors believes that having our most senior executive officer on our board of directors helps promote our overall strategic development and facilitates the efficient flow of information between management and our board of directors. Our board of directors also believes that this leadership structure optimizes Mr. Belluck’s and Mr. Lacey’s contributions to the board’s efforts.
Our board of directors works closely with our Chief Executive Officer in its regular assessment of the risks that could confront our business, whether due to competitive issues, government incentives, the economy or otherwise. It is management’s responsibility to manage risk and bring to our board of directors’ attention the risks that are most material to us. Our board of directors has oversight responsibility of the processes established to report and monitor systems for material risks applicable to us and annually reviews our enterprise risk management. Our audit committee regularly reviews treasury risks (insurance, credit and debt), financial and accounting risks, legal and compliance risks, information technology security risks and risks related to internal control over financial reporting. Our compensation committee considers risks related to the attraction and retention of talent and risks relating to the design of compensation programs and incentive arrangements. Our compensation committee also reviews compensation and benefits plans affecting employees in addition to those applicable to executive officers. We have determined that it is not reasonably likely that risks arising from compensation and benefit plans would have a material adverse effect on us. In addition, the full board of directors considers risks to our reputation, reviews risks related to the sustainability of our operations, considers risks related to succession planning and oversees the appropriate allocation of responsibility for risk oversight among the committees of the board. The full board of directors is also responsible for oversight of enterprise risk management and considers strategic risks and opportunities on a regular basis.
DIRECTOR COMPENSATION
Director Compensation Policy
During 2015, directors who were not employees of RGS Energy were each awarded options to purchase 125 shares of Class A Common Stock under RGS Energy’s 2008 Long-Term Incentive Plan and paid an annual retainer of  $20,000 plus fees of  $1,000 for each board meeting attended in person, $1,000 for each telephonic board meeting attended, $500 for each committee meeting attended in person and $500 for each telephonic committee meeting attended. Members of each standing committee receive an annual fee of $7,500 and chairpersons of each standing committee receive an annual fee of  $20,000, with the exception of the nominating committee chairperson who received an annual fee of  $10,000. It was agreed that each of the annual retainers be paid half in cash and half in shares of Class A common stock.
Director Compensation Table
The following table provides compensation information for the year ended December 31, 2015 for each director who served during 2015 and was compensated for his or her service other than as a named executive officer.
Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards(2)	Total
David Belluck	$46,250	$28,750	$18,000	$93,000
Pavel Bouska	$30,750	$13,750	$18,000	$62,500
Ian Bowles	$32,000	$17,500	$18,000	$67,500
Steven B. Kaufman(3)	$23,000	$10,000	$18,000	$51,000
John Schaeffer	$20,000	$10,000	$18,000	$48,000
Robert L. Scott	$46,000	$27,500	$18,000	$91,500

(1)
Amounts in the Stock Awards column reflect the aggregated grant date fair value of awards granted during 2015, all of which were computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of the aggregated grant date fair value for these stock awards are included in Note 12. Share-Based Compensation, to our audited financial statements included in Item 8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015. The aggregate number of stock awards outstanding on December 31, 2015 were 200 for Mr. Belluck, 96 for Mr. Bouska, 122 for Mr. Bowles, 69 for Mr. Kaufman, 69 for Mr. Schaeffer and 191 for Mr. Scott. Expense was included in Share based compensation expense on the consolidated balance sheet as of December 31, 2015.
(2)
Amounts in the Option Awards column reflect the aggregated grant date fair value of awards granted during 2015, all of which were computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of the aggregated grant date fair value for these options are included in Note 12. Share-Based Compensation, to our audited financial statements included in Item 8 of this Annual Report on Form 10-K for the fiscal year ended December 31, 2015. The aggregate number of option awards outstanding on December 31, 2015 were 250 for Mr. Bouska, 250 for Mr. Bowles, 250 for Mr. Kaufman, 250 for Mr. Belluck, 250 for Mr. Scott, and 125 for Mr. Schaeffer.

(3)
Effective April 5, 2016, Mr. Kaufman resigned as a director.

EXECUTIVE OFFICERS
The following table sets forth the names and ages of our current executive officers:
Name	Age	Position
Dennis Lacey	63	Chief Executive Officer and Director
Alan Fine	62	Principal Financial Officer, General Manager Operations and Treasurer
Thomas Mannik	53	Principal Accounting Officer and Controller
Our executive officers are appointed annually by our board of directors. Biographical information about Mr. Lacey is included under the heading “Proposal 1 — Election of Directors.”
ALAN FINE — age 62 — Mr. Fine joined RGS Energy in July 2014 as the Director of Commercial Accounting and Finance before he was named Treasurer and Principal Accounting Officer in October 2014. He held this position until February 2016 when he was named as the Principal Financial Officer and General Manager Operations. Before joining RGS Energy, between August 2011 and June 2014, he served as the Chief Financial Officer and Principal Accounting Officer of Roomlinx, Inc., a public company engaged in in-room guest entertainment systems servicing the hospitality industry. From May 2008 to June 2011, Mr. Fine served as the Chief Financial Officer and Director of Operations for Pearlstine Distributors, a privately held distributor of Anheuser Busch, Samuel Adams, Heineken, New Belgium and other craft beers to the Charleston, South Carolina market. From November 1997 to May 2000, he served as the Vice President of Finance at Colorado Greenhouse, an international producer of hydroponic tomatoes. Before that, Mr. Fine served as the Chief Financial Officer of Gold Coast Beverage Distributors, a beer and water wholesaler serving Southern Florida, from May 1994 to July 1997. Mr. Fine has a Bachelor of Science degree in accounting from Loyola College of Maryland, a Bachelor of Science degree in civil engineering from UMASS, Lowell and is a licensed certified public accountant in Pennsylvania.
THOMAS MANNIK — age 53 — Mr. Mannik joined RGS Energy in May 2015 as Controller and also became RGS Energy’s Principal Accounting Officer in February 2016. Before joining RGS Energy, he served as Controller for Connectivity Wireless Solutions, a privately held in-building wireless solutions integrator, from March 2013 to May 2015. From December 2010 to March 2013, Mr. Mannik served as the Chief Financial Officer for Tangelo, a privately held startup developing interactive media technology. Prior to that Mr. Mannik served as Chief Financial Officer for MadisonGrey Fund Services, a privately held startup and award-winning hedge fund administrator, and Controller for EMCORE Corporation, a publicly traded solar and fiber component manufacturing company. Mr. Mannik has a BBA degree in accounting from James Madison University and a Masters of Taxation from the University of Denver, and is a licensed certified public accountant in Colorado.

BENEFICIAL OWNERSHIP OF SHARES
The following table sets forth information with respect to the beneficial ownership of our Class A common stock as of October 3, 2016 for: (i) each person (or group of affiliated persons) who, insofar as we have been able to ascertain, beneficially owned more than 5% of the outstanding shares of our Class A common stock; (ii) each director; (iii) each executive officer named in the Summary Compensation Table below; and (iv) all current directors and executive officers as a group. As of October 3, 2016, there were 4,287,505 shares of our Class A common stock and no shares of our Class B common stock outstanding.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Hudson Bay Master Fund, Ltd.(2)	457,860	9.99%
Empery Asset Management, LP(3)	382,136	8.29%
Alto Opportunity Master Fund, SPC(4)	457,860	9.99%
Dennis Lacey(5)	990	*
Alan Fine(6)	93	*
David L. Belluck(7)	84,372	1.97%
Pavel Bouska(8)	284	*
Ian Bowles(9)	318	*
John Schaeffer(10)	167	*
Robert L. Scott(11)	484	*
All directors and executive officers as a group (9 persons)(12)	86,859	2.02%

*
Indicates less than 1% ownership.

(1)
This table is based upon information supplied by officers, directors and principal shareholders directly to RGS Energy or on Schedules 13D and 13G and Forms 3, 4 and 5 filed with the SEC. All beneficial ownership is direct and the beneficial owner has sole voting and investment power over the securities beneficially owned unless otherwise noted. Share amounts and percent of class include stock options exercisable and restricted stock vesting within 60 days after October 3, 2016.

(2)
Consists of shares of our Class A common stock issuable: (i) under the Notes (subject to a 9.99% beneficial ownership limitation; calculated using a “Conversion Price” (as defined in the Notes) of $1.74, the lowest conversion price resulting from the defined terms “Conversion Price” as of October 3, 2016, 2016); and (ii) upon exercise of warrants that are currently exercisable (subject to either a 4.99% or 9.99% beneficial ownership limitation), which together represent 9.99% of our outstanding shares of Class A common stock as of October 3, 2016. Does not include additional shares of Class A common stock issuable under the Notes and upon exercise of warrants because the holder does not have the right to receive such shares if the holder, together with certain attribution parties, would beneficially own in excess of 4.99% or 9.99%, as applicable, of the outstanding shares of our Class A common stock. Hudson Bay Capital Management, L.P., the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management, L.P. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities. The address of Hudson Bay Master Fund Ltd. is c/o Hudson Bay Capital Management LP, 777 Third Avenue, 30th Floor, New York, NY 10017.

(3)
Consists of an aggregate of 57,424 shares of our Class A common stock held by the Empery Funds and shares of our Class A common stock issuable: (i) under the Notes (subject to a 9.99% beneficial ownership limitation; calculated using a “Conversion Price” (as defined in the Notes) of  $1.74, the lowest conversion price resulting from the defined terms “Conversion Price” as of October 3, 2016); and (ii) upon exercise of warrants that are currently exercisable (subject to either a 4.99% or 9.99% beneficial ownership limitation), which together represent 9.99% of our outstanding shares of Class A common stock as of October 3, 2016. Empery Asset Management, LP serves as the investment manager with respect to the securities held by Empery Asset Master, Ltd, Empery Tax Efficient, LP, and Empery Tax Efficient II, LP, (the “Empery Funds”). Does not include additional shares of Class A common stock issuable under the Notes and upon exercise of warrants because the holder does not have the right to receive such shares if the holder, together with certain attribution parties, would beneficially own in excess of 4.99% or 9.99%, as applicable, of the outstanding shares of our Class A common stock. Empery Asset Management LP, the authorized agent of each of the Empery Funds, has discretionary authority to vote and dispose of the shares held by the Empery Funds and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by the Empery Funds. Each of the Empery Funds, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The address of Empery Asset Management, LP is One Rockefeller Plaza, Suite 1205, New York, New York 10020. Each of the Empery Funds and Mr. Lane and Mr. Hoe disclaim any beneficial ownership of any such shares. The address of Empery Asset Management, LP is Rockefeller Plaza, Suite 1205, New York, NY 10020.
(4)
Consists of shares of our Class A common stock issuable: (i) under the Notes (subject to a 9.99% beneficial ownership limitation; calculated using a “Conversion Price” (as defined in the Notes) of $1.74, the lowest conversion price resulting from the defined terms “Conversion Price” as of October 3, 2016); and (ii) upon exercise of warrants that are currently exercisable (subject to either a 4.99% or 9.99% beneficial ownership limitation), which together represent 9.99% of our outstanding shares of Class A common stock as of October 3, 2016. Does not include additional shares of Class A common stock issuable under the Notes and upon exercise of warrants because the holder does not have the right to receive such shares if the holder, together with certain attribution parties, would beneficially own in excess of 4.99% or 9.99%, as applicable, of the outstanding shares of our Class A common stock. Tenor Capital Management Company, L.P., the investment manager to Alto Opportunity Master Fund, SPC, has discretionary authority to vote and dispose of the shares held by Alto Opportunity Master Fund, SPC and may be deemed to be the beneficial owner of these shares. Robin Shah, in his capacity as partner of Tenor Capital Management Company, L.P., may also be deemed to have investment discretion and voting power over the shares held by Alto Opportunity Master Fund, SPC. Alto Opportunity Master Fund, SPC and Mr. Shah each disclaim any beneficial ownership of these shares. The address of Tenor Capital Management Company, L.P. is 1180 Avenue of Americas, Suite 1940, New York, NY 10036.

(5)
Consists of 940 shares of our Class A common stock issuable upon exercise of stock options that are currently exercisable and 50 shares of our Class A common stock issuable upon exercise of stock options exercisable within 60 days after October 3, 2016.

(6)
Consists of 89 shares of our Class A common stock issuable upon exercise of stock options that are currently exercisable and 4 shares of our Class A common stock issuable upon exercise of stock options exercisable within 60 days after October 3, 2016.

(7)
Consists of 83,984 shares of our Class A common stock beneficially owned by Riverside, 200 shares of our Class A common stock and 188 shares of our Class A common stock issuable upon exercise of stock options that are currently exercisable. Mr. Belluck is the sole manager of Riverside, and as the sole manager, he may be deemed to beneficially own the securities beneficially owned by Riverside. Mr. Belluck and Riverside share voting and investment power over the securities beneficially owned by Riverside.

(8)
Consists of 96 shares of our Class A common stock and 188 shares of our Class A common stock issuable upon exercise of stock options that are currently exercisable.

(9)
Consists of 130 shares of our Class A common stock and 188 shares of our Class A common stock issuable upon exercise of stock options that are currently exercisable.

(10)
Consists of 94 shares of our Class A common stock and 73 shares of our Class A common stock issuable upon exercise of stock options that are currently exercisable.

(11)
Consists of 296 shares of our Class A common stock and 188 shares of our Class A common stock issuable upon exercise of stock options that are currently exercisable.

(12)
Includes Messrs. Lacey, Fine, Belluck, Bouska, Bowles, Schaeffer, Scott, and Thomas Mannik, our Principal Accounting Officer and Controller.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table includes information concerning compensation for each of the last two completed fiscal years for our principal executive officer, and the other named executive officers of our company.
Name and Principal Position	Year	Salary(1)	Options Awards(2)	Total
Dennis Lacey(3)	2015	$354,808	$47,600	$402,408
Chief Executive Officer, and Director	2014	$196,923	$928,321	$1,125,244
Alan Fine(4)	2015	$158,538	$7,140	$165,768
Principal Financial Officer, General Manager, Operations and Treasurer	2014	$55,673	$53,378	$109,051

(1)
The Salary column represents amounts earned during those years and, because of the timing of payments, do not represent amounts paid during those years. The annual base salary rates for 2015 were $375,000 for Mr. Lacey and $160,000 for Mr. Fine.

(2)
The amounts in the Option Awards column reflect the aggregated grant date fair value of awards granted during 2015 and 2014, all of which were computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of the aggregated grant date fair value for these options are included in Note 12. Share-Based Compensation, to our audited financial statements included in Item 8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015. The terms of the options are described under the Outstanding Equity Awards at Fiscal Year-End Table below.

(3)
Mr. Lacey commenced service as our Chief Executive Officer and director on August 18, 2014.

(4)
Mr. Fine commenced service as our Principal Accounting Officer on October 14, 2014 and was named the Principal Financial Officer and General Manager Operations on February 3, 2016.

Outstanding Equity Awards at Fiscal Year-End
The following table includes certain information with respect to unexercised options previously awarded to our executive officers named above in the Summary Compensation Table as of December 31, 2015, adjusted to account for the one-for-twenty reverse split of our Class A common stock which was consummated on June 1, 2016, and reflected in trading on June 2, 2016.
	Option Awards
	Number of Securities Underlying Unexercised Options(1)		Option Exercise Price(1)	Option Expiration Date(1)
	Exercisable	Unexercisable
Dennis Lacey	153	219(2)	$1,504.00	02/28/2021
	43	82(3)	$884.00	07/17/2021
	240	510(4)	$824.00	08/18/2021
	500	500(5)	$47.60	06/30/2020
Alan Fine	13	25(6)	$1,060.00	07/07/2021
	31	31(7)	$492.00	10/19/2021
	45	105(8)	$47.60	06/30/2022

(1)
The exercise price of the options is equal to the closing stock market price of our Class A common stock on the date of grant and the options expire seven years from the date of grant except as noted. For further information, see Footnote 12 to our audited financial statements for the year ended December 31, 2015, included in Item 8 of our Annual Report on Form 10-K.

(2)
The options vest over five years, 2% each month commencing on February 28, 2015.

(3)
The options vest over five years, 2% each month commencing on July 17, 2015.

(4)
The options vest over five years, 2% each month commencing on August 8, 2015.

(5)
25% of the options vested immediately upon grant, and the remaining 75% of the options vest over five years, 5% each quarter commencing on June 30, 2015.

(6)
The options vest over five years, 2% each month commencing on July 7, 2015.

(7)
The options vest over five years, 2% each month commencing on October 19, 2015.

(8)
The options vest over five years, 5% each quarter commencing on June 30 2015.

Generally Available Benefit Programs
We maintain a tax-qualified 401(k) Plan, which provides for broad-based employee participation. Our executive officers are eligible to participate in the 401(k) Plan on the same basis as other employees. We do not provide defined benefit pension plans or defined contribution retirement plans to our executives or other employees other than our 401(k) Plan described herein.
In fiscal 2015, our named executive officers were eligible to receive the same health care coverage that was generally available to our other employees. Our benefit programs include medical, dental and vision insurance, long-term and short-term disability insurance, life and accidental death and dismemberment insurance, health and dependent care flexible spending accounts, business travel insurance, wellness programs (including chiropractic, massage therapy, acupuncture, and fitness classes), relocation/expatriate programs and services, educational assistance, and certain other benefits.
Our compensation committee believes that our 401(k) Plan and the other generally available benefit programs allow us to remain competitive for employee talent, and that the availability of the benefit programs generally enhances employee productivity and loyalty to us. The main objectives of our benefits programs are to give our employees access to quality healthcare, financial protection from unforeseen events, assistance in achieving retirement financial goals, and enhanced health and productivity, in full compliance with applicable legal requirements. Typically, these generally available benefits do not specifically factor into decisions regarding an individual executive officer’s total compensation or 2008 Long-Term Incentive Plan award package.
Equity Compensation Plan Information
The following table summarizes equity compensation plan information for our Class A common stock as of December 31, 2015, adjusted to account for the one-for-twenty reverse split of our Class A common stock which was consummated on June 1, 2016, and reflected in trading on June 2, 2016.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	7,349	$504.80	84,859
Stock Option Grant Timing Practices
Our compensation committee administers and grants awards under our 2008 Long-Term Incentive Plan, and has granted to our chief executive officer the authority to make awards to our employees that do not report directly to the chief executive officer. During fiscal 2015, our chief executive officer, compensation committee and board of directors consistently applied the following guidelines for stock option grant timing practices:
•
New Employees:   stock option grants to new hires are effective on the first day of the new employee’s employment with us or upon approval by our chief executive officer, compensation committee or board of directors, as applicable, and the exercise price for the options is set at the closing price of our Class A common stock on that date.

•
Existing Employees:   stock option grants to existing employees are effective on the date that our chief executive officer, compensation committee or board of directors, as applicable, approves the grant, and the exercise price for the options is set at the closing price of our Class A common stock on that date.

Employment Agreements and Compensation of our Named Executive Officers
Dennis Lacey
On June 1, 2015, we entered into a written employment agreement with Dennis Lacey, outlining the terms of his employment as our Chief Executive Officer. Pursuant to the terms of the employment agreement, Mr. Lacey will receive an initial annual base salary of  $375,000. Our board of directors may, in its sole discretion, adjust his base salary but may not reduce the base salary unless such reduction is done in connection with a broad reduction of compensation of the RGS Energy’s management.
For each fiscal year, Mr. Lacey shall be eligible for an annual performance bonus of up to 100% of his base salary, subject to such terms and conditions and upon achievement of performance targets as determined by the board of directors or a committee created by its board of directors. For the fiscal year ending December 31, 2015, Mr. Lacey was eligible for a performance bonus based on EBITDA (as defined in the employment agreement) targets for the nine-month period ending December 31, 2015 in the following manner: (i) if EBITDA exceeds negative $2 million but not $0, the performance bonus shall increase pro rata with EBITDA from 0% up to 50% of Mr. Lacey’s initial base salary of   $375,000, and (ii) if EBITDA exceeds $0, the performance bonus shall increase pro rata with EBITDA to an amount up to 100% of Mr. Lacey’s initial base salary of  $375,000 upon achieving EBITDA equal to or exceeding $1,949,000. Mr. Lacey must be an employee on the date a performance bonus is to be paid to be eligible to receive it.
Mr. Lacey is eligible to participate in RGS Energy’s 401K plan and is eligible for expense reimbursement for business expenses incurred in connection with his duties under his employment agreement. Mr. Lacey is also eligible for coverage under group insurance plans and to receive fringe benefits made available to RGS Energy’s executive and management employees. RGS Energy will pay the premiums for coverage of Mr. Lacey and his dependents under such insurance plans.
The term of the employment agreement continues until terminated and may be terminated as described below and (i) by mutual agreement between the parties, (ii) automatically upon Mr. Lacey’s death or disability, (iii) by Mr. Lacey for any or no reason upon 30 days’ prior written notice, and (iv) by RGS Energy for “cause,” as discussed below, effective immediately. If terminated in this manner, RGS Energy will pay to Mr. Lacey any accrued but unpaid base salary, accrued but unused vacation and reimbursable business expenses and Mr. Lacey is not entitled to any severance benefits. “Cause” is defined as Mr. Lacey (i) violating in any material respect any term of the employment agreement or a nondisclosure agreement entered into with RGS Energy in 2014, (ii) violating any RGS Energy policy, procedure or guideline that results in material harm to RGS Energy, (iii) acting with gross negligence in the performance of his duties resulting in harm to RGS Energy, (iv) engaging in any of the following forms of misconduct: commission of any felony or any misdemeanor involving dishonesty or moral turpitude; theft or misuse of Company’s property; illegal use or possession of any controlled substance; discriminatory or harassing behavior, whether or not illegal under federal, state or local law; or falsifying any document or making any materially false or misleading statement relating to his employment, or (v) failing to cure, within 30 days, any material injury to the economic or ethical welfare of RGS Energy caused by his malfeasance, gross misconduct or material inattention to his duties and responsibilities under the employment agreement (such cure right being limited to one occurrence unless otherwise agreed to by the board of directors).

In addition to the foregoing, if RGS Energy terminates Mr. Lacey’s employment without “cause,” Mr. Lacey is entitled to severance compensation equal to 12 months of his most recent base salary, which shall be payable in equal installments in accordance with RGS Energy’s standard payroll practice. However, if RGS Energy terminates Mr. Lacey’s employment within 12 months after the consummation of a change of control (as defined in the employment agreement and as discussed below), such severance payment shall equal 12 months of Mr. Lacey’s most recent base salary plus the maximum performance bonus that Mr. Lacey may earn for such fiscal year and shall be payable in one lump sum within 30 calendar days after termination of employment. A “change of control” means any transaction or series of related transactions (i) the result of which is that any person or persons controlling, controlled by or under common control with such person becomes the beneficial owner of more than 50% of the issued and outstanding RGS Energy voting stock (including securities convertible or exercisable for voting stock), (ii) that results in the sale of all or substantially all of the RGS Energy’s assets, or (iii) that results in a consolidation or merger whereby RGS Energy is not the surviving entity. Mr. Lacey’s receipt of severance compensation is conditioned on his executing release and confidentiality agreements as further described in the employment agreement.
Furthermore, subject to notice and cure periods, Mr. Lacey may terminate the employment agreement for “good reason,” if, without Mr. Lacey’s prior consent, (i) RGS Energy materially breaches its obligations under the employment agreement, (ii) following a change of control, the successor company fails to assume RGS Energy’s obligations under the employment agreement, or (iii) within 12 months after a change of control, (A) Mr. Lacey is no longer the Chief Executive Officer of the surviving company, (B) his duties are materially altered or his authority is materially diminished, (C) his employment-related benefits are materially diminished, or (D) RGS Energy’s principal executive offices are moved more than 25 miles from their current location. A termination for “good reason” is deemed to be a termination by RGS Energy without “cause.”
On May 31, 2015 and in connection with entering into the employment agreement, our board of directors granted Mr. Lacey options to purchase 1,000 shares of RGS Energy’s Class A common stock at an exercise price of  $47.60 per share under the Incentive Plan. At the time of grant, 25% of the options immediately vest and the remaining 75% subsequently vest in equal quarterly installments over the five-year period following the grant. The options awarded to Mr. Lacey are subject to the terms of a new standard form of Employee Stock Option Agreement adopted by the compensation committee in May 2015, under which we expect to grant options under the Incentive Plan, and includes the following terms and conditions:
•
The options expire on the seventh anniversary of the effective date of the applicable stock option grant and may not be exercised after the close of business on the applicable expiration date;

•
The options vest over a five year period at a rate of 5.00% on the last day of each calendar quarter occurring after the effective date of the applicable grant so long as the grantee has been continuously employed from the effective date of grant through the applicable vesting date;

•
All of the unvested shares will vest immediately prior to the consummation of a change in control (which definition is substantively the same as the description of the definition of change of control in the employment agreement), provided that the grantee is an employee on the date the change in control is consummated;

•
Vesting ceases on the date the grantee ceases to be an employee;

•
Following the last day of employment, vested options may be exercised at any time during the lesser of  (i) 30 days starting the day after the last date of employment, or (ii) the remaining term of the options; provided that if termination occurs (A) due to death or disability while grantee is employed, the options may be exercised at any time during the lesser of  (1) one year starting the day after the last date of employment, or (2) the remaining term of the options, or (B) due to retirement, the option may be exercised at any time during the lesser of  (1) the three month period commencing on the first day after the employees last day of employment, or, if employee dies during the three month period commencing on the first day after employee’s last day of employment, then the one year period commencing on the first day after the employee’s last day of employment with RGS Energy, or (2) the remaining term of the option; and

•
In connection with their receipt of stock options under the Employee Stock Option Agreement, employees agree to be subject to typical non-disparagement, confidentiality and non-compete provisions.

Other than as described below, we have not entered into traditional employment agreements with any other named executive officers. Generally, those named executive officers who have been granted stock options, are subject to covenants concerning confidentiality, non-competition, non-solicitation of employees and customers and assignment of inventions contained in our standard form of stock option agreement executed upon grant.
Potential Payments Upon Termination or Change-in-Control
Pursuant to the terms of the employment agreement with Mr. Lacey, Mr. Lacy is entitled to receive the severance payments in the amount and pursuant to the terms described above in “Employment Agreements and Compensation for our Named Executive Officers — Dennis Lacey.”
Our standard form of stock option agreement provides that option vesting ceases upon termination of employment. A former employee may exercise vested options for 30 days (generally), three months (upon retirement at or after normal retirement age) or one year (upon termination due to death or disability or within one year after a change of control) after termination but in no event after the expiration term of the applicable option. 100% of unvested options immediately vest upon the occurrence of a change of control.
Accounting and Tax Considerations
In designing our compensation programs, we take into consideration the accounting and tax effect that each element will or may have on us and our executive officers and other employees. We aim to keep the expense related to our compensation programs as a whole within certain affordability levels. When determining how to apportion between differing elements of compensation, our goal is to meet our objectives while maintaining relative cost neutrality. For instance, if we increase benefits under one program resulting in higher compensation expense, we may seek to decrease costs under another program in order to avoid a compensation expense that is above the level then deemed affordable under existing circumstances. For options, we recognize a charge to earnings for accounting purposes equally from the grant date until the end of the vesting period.
We believe we have structured our compensation program to comply with Internal Revenue Code Sections 162(m) and 409A. Under Section 162(m), a limitation is placed on tax deductions of any publicly-held corporation for individual compensation to certain executives of such corporation exceeding $1 million in any taxable year, unless the compensation is performance-based. If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A, and such benefits do not comply with Section 409A, then the benefits are taxable in the first year they are not subject to a substantial risk of forfeiture. In such case, the service provider is subject to regular federal income tax, interest and an additional federal income tax of 20% of the benefit includible in income. We do not believe we have individuals with non-performance based compensation paid in excess of the Internal Revenue Code Section 162(m) tax deduction limit.
AUDIT COMMITTEE REPORT
Our audit committee, on behalf of our board of directors, oversees management’s conduct of internal control processes and procedures for financial reporting designed to ensure the integrity and accuracy of our financial statements and to ensure that we are able to timely record, process and report information required for public disclosure.
Our management is responsible for establishing and maintaining adequate internal financial controls for the preparation of our consolidated financial statements and for the public reporting process. The firm of Hein & Associates, as our independent registered public accounting firm for 2015, was responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon expressing its opinion as to whether our consolidated financial statements present fairly, in all material respects, our financial position, results of operations and cash flows in conformity with accounting principles generally accepted in the United States.
In this context, our audit committee reviewed and discussed with management and representatives of Hein and Associates our audited consolidated financial statements for the year ended December 31, 2015. Hein & Associates stated, in its Report of Independent Registered Public Accounting Firm dated March 31, 2016, that its audit included assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
Our audit committee also discussed with Hein & Associates the matters required to be discussed by Statement on Auditing Standards No. 16, “Communication with Audit Committees.” Our audit committee reviewed with Hein & Associates, who was responsible for expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States, their judgment as to the quality, not just the acceptability, of our accounting principles, the reasonableness of significant judgments and the clarity of disclosures in our financial statements. Also, our audit committee discussed the results of the annual audit and such other matters required to be communicated with our audit committee under professional auditing standards.
In discharging its oversight responsibility over the audit process, our audit committee obtained from our independent auditors’ statements describing all relationships between our independent auditors and RGS Energy that might bear on our auditors’ independence consistent with applicable requirements of the Public Company Accounting Oversight Board and discussed with our auditors any relationships that may impact their objectivity and independence.
Our audit committee recommended to our board that our audited financial statements for the year ended December 31, 2015 be included in our Annual Report on Form 10-K for 2015 for filing with the Securities and Exchange Commission, in reliance upon: (1) our audit committee’s reviews and discussions with management and Hein & Associates; (2) management’s assessment of the effectiveness of our internal control over financial reporting; and (3) the receipt of an opinion from Hein & Associates, dated March 31, 2016, stating that our 2015 consolidated financial statements present fairly in all material respects, the consolidated financial position of our company and its consolidated subsidiaries at December 31, 2015 and the consolidated results of operations and cash flows for the year ended December 31, 2015 in conformity with accounting principles generally accepted in the United States.
Audit Committee
Robert Scott, Chairperson
Pavel Bouska
David Belluck
This Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that this information be treated as “soliciting material” or specifically incorporate this information by reference into a document filed under the Securities Act or the Exchange Act.

DISCLOSURE OF INDEPENDENT ACCOUNTANT FEES
The following table presents fees billed for professional accounting fees and services rendered for (i) the year ended December 31, 2015 by Hein & Associates as our principal accounting firm, and by EKS&H, and (ii) the year ended December 31, 2014, by EKS&H as our principal accounting firm, and by UHY for professional accounting fees and services rendered in connection with the acquisition of Mercury Solar Systems; and to EKS&H for the year ended December 31, 2014:
	2015			2014
Audit and Non-Audit Fees (in $000’s)	Hein	EKS&H	Totals	EKS&H	UHY	Totals
Audit fees(1)	$272	$—	$272	$266	$—	$266
Audit related fees(2)	2	5	7	343	63	406
Tax fees(3)	33	—	33	8	27	35
Totals	$307	$5	$312	$617	$90	$707

(1)
Audit fees are fees that were charged for the audit of our annual financial statements included in our annual report on Form 10-K and review of unaudited financial statements included in our quarterly reports on Form 10-Q; for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements; and all costs and expenses in connection with the above.

(2)
Audit related fees consisted of accounting consultations and additional audit procedures in connection with a business acquisition and related filings.

(3)
Tax fees represent tax advice and tax compliance services primarily in connection with a business acquisition and other transactions.

In accordance with the policies of our audit committee and legal requirements, all services to be provided by our independent registered public accounting firm are pre-approved by our audit committee. For 2015, our audit committee pre-approved all such services. Pre-approved services include audit services, audit-related services, tax services and other services. In some cases, pre-approval is provided by the full audit committee for up to one year, and such services relate to a particular defined task or scope of work and are subject to a specific budget. In other cases, the chairperson of our audit committee has the delegated authority from our audit committee to pre-approve additional services, and such action is then communicated to the full audit committee at the next audit committee meeting. To avoid certain potential conflicts of interest, the law prohibits a publicly traded company from obtaining certain non-audit services from its auditing firm. If we need such services, we obtain them from other service providers.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Related Party Transactions
The following is a description of certain transactions involving us and persons who are considered “related persons,” as such term is defined in Item 404 of Regulation S-K. Each of the transactions set forth below give effect to the one-for-twenty reverse stock split effective May 27, 2015 and the one-for-twenty reverse stock split effective June 1, 2016.
Following our initial public offering, we entered into the Industrial Building Lease, Intercorporate Services Agreement and Tax Sharing and Indemnification Agreement described below with Gaia. We also entered into a Registration Rights Agreement with Gaia that we amended and restated in connection with the Alteris transaction, as described below. Because these agreements were negotiated while we were a subsidiary of Gaia, they may not reflect terms as favorable as we might have obtained had these agreements been made with an unaffiliated third party.
We believe that Gaia was a “related person” when we entered into the transactions with Gaia described below but that Gaia no longer is a “related person.” Up until 2013, Gaia owned a significant portion of our Class A common stock. Until November 5, 2013, Gaia was one of our creditors and a party to the

Shareholders Agreement with us and Riverside. Gaia ceased to be a party to the Shareholders Agreement on November 5, 2013 and its right to designate individuals for appointment or nomination to our board of directors terminated at that time.
We believe that Riverside was a “related person” when we entered into the transaction with Riverside described below but that Riverside is no longer a “related person.” Up until September 2016, Riverside owned a significant portion of our Class A common stock. Until June 25, 2015, an affiliate of Riverside was one of our secured creditors.
Industrial Building Lease
On December 19, 2011, we entered into a five year facility lease with Gaia for office space located in one of Gaia’s owned buildings in Colorado that commenced January 1, 2012 and provided for a monthly rent payment of approximately $47,000. During 2015 and 2014, we paid Gaia an aggregate of  $563,000 and $520,000; respectively.
Tax Sharing and Indemnification Agreement
Our Tax Sharing and Indemnification Agreement with Gaia generally governs Gaia’s and our rights, responsibilities, and obligations with respect to taxes. Under the Tax Sharing and Indemnification Agreement, we expect, with certain exceptions, that we will generally be responsible for the payment of all income and non-income taxes attributable to our operations and the operations of our direct and indirect subsidiaries, whether or not such tax liability is reflected on a consolidated or combined tax return filed by Gaia. Under the Tax Sharing and Indemnification Agreement, we will be required to distribute to Gaia the tax effect of any tax credit and loss carryforwards we become entitled to use that were created prior to our initial public offering. In addition, we generally will be responsible for a portion of any additional taxes that are required to be paid for periods prior to the initial public offering as a result of a tax audit. The Tax Sharing and Indemnification Agreement also sets forth the respective rights, responsibilities and obligations between Gaia and us with respect to the filing of tax returns, the administration of tax contests, assistance and cooperation and other tax matters. Under the Tax Sharing and Indemnification Agreement, we and Gaia will each indemnify and hold harmless the other from and against any breach by a party of any representation, covenant, statement, promise or obligation of that party under this agreement. In addition, we will indemnify and hold harmless Gaia from and against any liability under Section 355(e) of the Internal Revenue Code as a result of any action or failure to act by us, our directors, officers, or authorized agents. These indemnity obligations continue indefinitely, subject to any applicable statutes of limitations. On December 19, 2011 we entered into a First Amendment to Tax Sharing Agreement with Gaia governing periods after the amendment date. The amendment carves out from the agreement tax items of the Alteris group that arose before our acquisition of Alteris and also clarifies how the true up of tax benefits works.
Registration Rights Agreement
Under our Amended and Restated Registration Rights Agreement with Riverside, Riverside (or its permitted transferee) has the right to require us to register with the Securities and Exchange Commission all or any portion of its Class A common stock so that those shares may be publicly resold, or to include such shares in any registration statement we file, subject to certain exceptions, conditions and limitations. These rights include demand registration rights, Form S-3 registration rights and “piggyback” registration rights, in each case on and subject to the terms and conditions identified in the Amended and Restated Registration Rights Agreement. We will generally pay all expenses, other than underwriting discounts and commissions, relating to all demand registrations, Form S-3 registrations and piggyback registrations. These registration rights terminate when Riverside can sell all of its registrable securities during any 90-day period pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended, (the “Securities Act”), or pursuant to another similar exception. However, if a holder owns more than 10% of our outstanding securities, Riverside shall continue to have registration rights until such time as all of the holder’s securities may be sold pursuant to Rule 144 or such holder owns less than 10% of our outstanding securities. The resale of these shares in the public market upon exercise of those registration rights could adversely affect the market price of our common stock.

December 2011 Loan Commitment under the Shareholders Agreement
Upon the closing of the Alteris transaction on December 19, 2011 and pursuant to the terms of the Shareholders Agreement with Riverside, we received commitments from Riverside to loan us up to $3.15 million. Riverside, through Riverside Fund III, L.P., an affiliated entity, funded $3.0 million of its loan commitment on May 4, 2012 and the remaining $150,000 on June 20, 2012.
As of December 31, 2014, we owed $3.15 million and $0.9 million of principal and accrued interest, respectively, to Riverside on its loans. We paid approximately $0.1 million of interest on Riverside’s loans during 2014. We did not pay any interest on the Riverside loans during prior periods.
On June 24, 2015, we entered into a Conversion Agreement with Riverside Fund III, L.P., pursuant to which the full amount payable under the Riverside loans, $4,238,030.42, was converted into a total of 64,408 shares of RGS Energy’s Class A common stock at a price of  $65.8 per share at the closing on June 25, 2015. The conversion ratio was determined based on the closing market price of our Class A common stock on the date of the Conversion Agreement. The shares of our Class A common stock issued in the conversion and all other shares of our Class A common stock held by Riverside were subsequently registered for resale pursuant to a registration statement on Form S-3, registration No. 333-206271, which became effective August 20, 2015.
November 2012 Loan Commitment
On November 13, 2012, we entered into a Loan Commitment with Riverside pursuant to which Riverside agreed to advance to us up to an additional $1.0 million in cash upon request from us until March 31, 2013.
On December 13, 2012, Riverside advanced us $1.0 million in cash pursuant to the Loan Commitment. While outstanding, the loan was represented by a promissory note and bore interest at an annual rate of 10% per year, payable at maturity. The original maturity date of this loan was April 26, 2013, which was extended until April 26, 2014
On May 1, 2014, we repaid all our outstanding indebtedness owed to Riverside under this loan (as amended pursuant to an amended and restated promissory note). As of the date of repayment, we owed Riverside principal and accrued interest of  $1.1 million.
Sale of Retail/Catalog Segment and Property Located in Hopland, CA
On December 3, 2014, we and our wholly-owned subsidiaries Real Goods Energy Tech, Inc. and Real Goods Trading Corporation, as sellers, entered into a Purchase and Sale Agreement with John Schaeffer and Nancy Hensley, as trustees of the John Schaeffer and Nancy Hensley Living Trust, and RGTC, Inc., as purchasers, pursuant to which the sellers agreed to sell to the purchasers our retail and catalog business (the “Hopland Business”) for $1.0 million. We completed the sale of the Hopland Business on December 5, 2014.
The agreement provides that in the event the purchasers sell the Hopland Business or the associated real property within 18 months following the closing date, the purchasers shall pay to the sellers 50% of the net profits realized. In the event the purchasers sell the Hopland Business or the associated real property between 18 and 36 months following the closing date, the purchasers shall pay to the sellers 25% of the net profits realized.
Mr. Schaeffer has served as one of our directors since 2008 and served as an officer or executive of RGS Energy or the Hopland Business from 1986 until July 2014. Ms. Hensley is Mr. Schaeffer’s spouse. RGTC, Inc. is wholly-owned by Ms. Hensley and the John Schaeffer and Nancy Hensley Living Trust.
Transactions with Hudson Bay
On February 26, 2015, we sold $2,750,000 of units to Hudson Bay as part of an offering of an aggregate amount of  $3,500,000 of units. Each unit consisted of: (i) one share of Class A common stock; (ii) a Series A warrant to purchase shares of Class A common stock equal to 50% of the sum of the number of shares of Class A common stock purchased as part of the units plus, if applicable, the number of shares of Class A common stock issuable upon exercise in full of the Series E warrants described below; (iii) a Series B warrant to purchase shares of Class A common stock for a “stated amount” (as described in the offering document); (iv) a Series C warrant to purchase up to 50% of that number of shares of Class A common stock actually issued upon exercise of the Series B warrant; and (v) a Series D warrant to purchase additional shares of Class A common stock in an amount determined on a future reset date after the issuance of the Series D warrant. In addition, investors that would beneficially own in excess of 4.99% of the number of shares of Class A common stock outstanding immediately before the offering received a Series E warrant to purchase the balance of the shares of Class A common stock above that amount. After adjusting for our one-for-twenty reverse stock split effective May 17, 2015 and one-for-twenty reverse stock split effective June 1, 2016, Hudson Bay received 6,750 shares of our Class A common stock, Series A warrants to purchase 6,750 Class A common stock, a Series B warrant to purchase $6,285,714 of Class A common stock at the price described in the offering document, a Series D warrant which resulted in Hudson Bay receiving 14,746 additional shares of Class A common stock, and a Series E warrant to purchase 7,000 shares of Class A common stock (after adjusting for our one-for-twenty reverse stock split effective May 17, 2015). As a result of the subsequent exercise of its Series B warrants between February 26, 2015 and June 10, 2015, Hudson Bay also received Series C warrants to purchase 47,196 shares of Class A common stock. Between February 26, 2015 and June 10, 2015 we received a total of  $9,010,714 from Hudson Bay from the purchase of units in the offering and the subsequent exercise of Series B warrants. The February 2015 offering and the terms of the Series A, B, C, D and E warrants are described in our Current Report on Form 8-K filed on February 24, 2015 and February 27, 2015 and these descriptions are incorporated herein by reference.
On June 25, 2015, we entered into separate Exchange Agreements (each, an “Exchange Agreement”) with Hudson Bay and another holder of our Series A warrants and Series C warrants (together, the “Exchange Warrants”) originally issued in February 2015, pursuant to which we agreed to exchange all the Exchange Warrants for shares of our Class A common stock. As a result of the Exchange Agreement, Hudson Bay exchanged 54,071 Exchange Warrant shares for 62,180 shares of Class A common stock between July 1, 2015 and July 7, 2015. The exchange and the terms of the Exchange Agreement are described in our Current Report on Form 8-K filed on June 26, 2015, as amended, and this description incorporated herein by reference.
On June 30, 2015, we sold $3,900,000 of units to Hudson Bay as part of an offering of an aggregate amount of  $5 million of units. Each unit consisted of one share of Class A common stock and one Series F warrant to purchase 30% of one share of Class A common stock. We sold the units at an initial purchase price of  $63.00 per unit. The number of shares of Class A common stock issued in the offering and the exercise price of the Series F warrants were subject to a one-time reset adjustment. On July 9, 2015, as a result of the reset adjustment, the number of shares of Class A common stock issued in the offering was increased based on a $24.86 per share purchase price and the exercise price of the Series F warrants was adjusted to $24.86 per share and additional shares of Class A common stock were delivered to the investors from an escrow account established with our transfer agent. As a result of the June 2015 offering, Hudson Bay received an aggregate of 156,854 shares of our Class A common stock and Series F warrants to purchase 16,027 shares of our Class A common stock. The June 2015 offering and the terms of the Series G warrants are described in our Current Reports on Form 8-K filed on June 26, 2015 and July 1, 2015 and these descriptions are incorporated herein by reference.
On April 1, 2016, we sold $6.0 million in principal amount of Notes and Series G warrants to purchase a fraction of a shares of our Class A common stock to Hudson Bay as part of a private placement of Notes and Series G warrants in an aggregate amount of  $10.0 million (the “2016 Note Offering”). The Notes bear interest at 8% per annum (or 18% per annum during an event of default). As of October 3, 2016, we have not made any cash payments of principal or in satisfaction of accrued interest to Hudson Bay, however we have converted into shares of our Class A common stock, approximately $1,321,429 in principal and $290,111 in accrued interest owed to Hudson. As a result of the purchase of the Notes, Hudson Bay currently beneficially owns up to 9.99% of our outstanding Class A common stock. The April 2016 offering and the terms of the Notes and the Series G warrants are described in our Current Report on Form 8-K filed on April 1, 2016, as amended, and this description is incorporated herein by reference.

Transactions with other Note Holders
On April 1, 2016, we sold $1.5 million in principal amount of Notes and Series G warrants to purchase a fraction of a shares of our Class A common stock to the Empery Funds controlled by Empery Asset Management, LP (“Empery”) as part of the 2016 Note Offering. On April 1, 2016, we sold $2.5 million in principal amount of Notes and Series G warrants to purchase a fraction of a shares of our Class A common stock to Alto Opportunity Master Fund, SPC (“Alto”) as part of the 2016 Note Offering. As a result of the purchase of the Notes, each of Empery and Alto currently beneficially owns up to 9.99% of our outstanding Class A common stock. The Notes bear interest at 8% per annum (or 18% per annum during an event of default). As of October 3, 2016, we have not made any cash payments in satisfaction of principal or accrued interest to either the Empery Funds or Alto, however we have converted into shares of our Class A common stock, approximately $737,494 and $357,143 in principal, respectively, and approximately $99,610 and $116,666 in accrued interest owed to the Empery Funds and Alto, respectively.
The issuance of shares of Class A common stock pursuant to the terms of the Notes was originally capped (the “Cap”) in accordance with NASDAQ Listing Rule 5635(d) (the “20% Rule”), which requires a company whose securities are traded on The NASDAQ Capital Market to obtain shareholder approval before the sale, issuance or potential issuance (including upon conversion or exercise of securities) of common stock equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock. With respect to the Notes, the 20% threshold and book and market value of our Class A common stock are measured as of April 1, 2016. On May 27, 2016, RGS Energy held a special meeting of the shareholders at which the shareholders approved, for purposes of complying with the 20% Rule, the (i) issuance of shares of Class A common stock pursuant to the terms of the Notes without giving effect to the exchange cap set forth therein, in an amount that may exceed 20% of our issued and outstanding shares of Class A common stock before the issuance of the Notes, and (ii) the exercise of the Series G warrants without giving effect to the exercise floor price set forth therein. As a result of the Cap, as of the closing of the 2016 Notes Offering on April 1, 2016, neither Alto nor Empery were “related persons.” However, as a result of the subsequent removal of the Cap, we believe that Empery and Alto became “related persons” as such term is defined under Item 404 of Regulation S-K promulgated under the Securities Act.
Our Policies Regarding Review, Approval or Ratification of Related-Party Transactions
Any related-party transaction is reviewed by disinterested members of management and, if material, by disinterested members of our board of directors or a committee thereof to ensure that the transaction reflects terms that are at least as favorable for us as we would expect in a similar transaction negotiated at arm’s length by unrelated parties.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors, officers and shareholders who beneficially own more than 10% of the outstanding shares of our Class A common stock to file with the Securities and Exchange Commission reports of ownership and changes in ownership of our Class A common stock and other equity securities of our company. Our directors, officers and 10% holders are required by Securities and Exchange Commission regulations to furnish us with copies of all of the Section 16(a) reports they file.
Based solely upon a review of the copies of the forms furnished to us during or with respect to 2017 and the representations of our directors and executive officers that no additional filings were required, the following person failed to file on a timely basis the following report required by Section 16(a): Pavel Bouska filed one late report related to the acquisition of restricted Class A common stock and a stock option award in consideration for director services.
SHAREHOLDER PROPOSALS
Shareholders may submit proposals on matters appropriate for shareholder action at our annual meetings consistent with regulations adopted by the Securities and Exchange Commission and our bylaws. For shareholder proposals to be considered for inclusion in our proxy statement and proxy card relating to the 2017 annual meeting of shareholders pursuant to Rule 14a-8 promulgated under the Exchange Act, they must be received by us not later than June 14, 2017, if the 2016 annual meeting is held on or within 30 days of November 16, 2017. In the event that we elect to hold our 2017 annual meeting more than 30 days before or after November 16, 2017, such shareholder proposals would have to be received by us a reasonable time before we begin to print and send our proxy materials for the 2017 annual meeting. Such proposals must contain specified information, including, among other things, information as would be required to be included in a proxy statement under Securities and Exchange Commission rules.
In addition, under the terms of our bylaws, shareholders who desire to present a proposal for action or to nominate directors (other than proposals to be included in our proxy statement and proxy card pursuant to Rule 14a-8 promulgated under the Exchange Act) at the 2017 annual meeting of shareholders must provide notice in writing of such proposal or nomination to us no earlier than August 3, 2017 and no later than August 28, 2017 unless the date of the 2017annual meeting is changed by more than 30 days from November 16, 2017. In the event that we elect to hold our 2017 annual meeting more than 30 days before or after November 16, 2017, such shareholder proposals would have to be received by us a reasonable time before we begin to send our proxy materials for the 2017 annual meeting. Shareholder notices must contain the information required by Article II, Section 7 of our bylaws.
All proposals or other notices should be addressed to us at 833 West South Boulder Road, Louisville, Colorado 80027, Attention: Corporate Secretary, Real Goods Solar, Inc.
If we do not have notice of a matter to come before an annual meeting at least 45 days before the first anniversary of the date on which we first sent our proxy materials for the prior year’s annual meeting of shareholders (unless the annual meeting in question is held more than 30 days before or after the first anniversary of the prior year’s annual meeting of shareholders), your proxy card for such annual meeting will confer discretionary authority to vote on such matter. In the event that we elect to hold an annual meeting more than 30 days before or after the first anniversary of the prior year’s annual meeting of shareholders, your proxy for such annual meeting will confer discretionary authority to vote on such matter if we do not have notice of such matter a reasonable time before we begin to send our proxy materials for such annual meeting.
DELIVERY OF MATERIALS
Securities and Exchange Commission rules permit a single set of annual reports, proxy statements or Notice of Internet Availability of Proxy Materials, as applicable, to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding. In accordance with a notice that is being sent to certain beneficial shareholders (who share a single address) only one annual report, proxy statement or Notice of Internet Availability of Proxy Materials, as applicable, will be sent to that address unless any shareholder at that address gave contrary instructions. Upon written or oral request, we will promptly deliver a copy of such materials to any shareholder requesting the same. However, if any such beneficial shareholder residing at such an address wishes to receive a separate annual report, proxy statement or Notice of Internet Availability of Proxy Materials, as applicable, or if any shareholders who share an address are receiving multiple copies of annual reports, proxy statements or Notices of Internet Availability of Proxy Statements and wish to receive a single set of annual reports, proxy statements or Notice of Internet Availability of Proxy Materials, as applicable, in the future, please contact Computershare, either by calling 1 (800) 368-5948, or by writing to Computershare Investor Services, P.O. Box 30170, College Station, TX 77842-3170. You can also contact us by calling (303) 222-8300.
We will provide without charge to any beneficial owner of our Class A common stock as of the record date a copy of our Annual Report on Form 10-K, and any amendments thereto, including the financial statements and the financial statement schedules, upon written or oral request at the following address and telephone number: Real Goods Solar, Inc., 833 West South Boulder Road, Louisville, Colorado 80027, Attention: Corporate Secretary, (303) 222-8300. We will also provide a list briefly describing any exhibits not contained in our Annual Report on Form 10-K and will furnish a copy of any exhibit not contained therein to a requesting shareholder upon payment of a fee to reimburse our reasonable expenses in furnishing such exhibit.

COMMUNICATION WITH THE BOARD OF DIRECTORS
Shareholders may communicate with our board of directors, including the non-management directors, by sending a letter to our Board of Directors, c/o Corporate Secretary, Real Goods Solar, Inc., 833 West South Boulder Road, Louisville, Colorado 80027. Our corporate secretary has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications. If deemed an appropriate communication, our corporate secretary will submit your correspondence to the Chairman of the board of directors or to any specific director to whom the correspondence is directed.
OTHER MATTERS
Our management does not intend to present, and has no information as of the date of preparation of this proxy statement that others will present, any business at the annual meeting, other than business pertaining to matters set forth in the notice of annual meeting and this proxy statement. However, if other matters requiring the vote of the shareholders properly come before the annual meeting, it is the intention of the persons named in the enclosed proxy to vote the proxies held by them in accordance with their best judgment on such matters.
YOUR VOTE IS IMPORTANT
WE URGE YOU TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY, OR TO VOTE BY THE INTERNET OR BY TELEPHONE PROMPTLY, SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES.

ANNEX A
REAL GOODS SOLAR, INC. 2008 LONG-TERM INCENTIVE PLAN
AMENDED AND RESTATED SEPTEMBER 28, 2016, SUBJECT TO APPROVAL BY SHAREHOLDERS
Section 1. Purpose.   The purpose of this Plan is to advance the interests of Real Goods and its shareholders by providing incentives to certain Eligible Persons (as defined below) who contribute significantly to the strategic and long-term performance objectives and growth of the Company.
Section 2. Definitions.   Certain capitalized terms applicable to this Plan are set forth in Appendix A.
Section 3. Administration.   The Committee shall administer this Plan and shall have all the powers vested in it by the terms of this Plan, such powers to include exclusive authority to select the Eligible Persons to be granted Awards under this Plan, to determine the type, size, terms and conditions of the Award to be made to each Eligible Person selected, to modify or waive the terms and conditions of any Award that has been granted, to determine the time when Awards will be granted, to establish performance objectives, to make any adjustments necessary or desirable as a result of the granting of Awards to Eligible Persons located outside the United States and to prescribe the form of the agreements evidencing Awards made under this Plan. Awards may, in the discretion of the Committee, be made under this Plan in assumption of, or in substitution for, outstanding Awards previously granted by the Company, or an entity acquired by the Company or with which the Company combines. The number of Class A Shares underlying such substitute Awards shall be counted against the aggregate number of shares of Class A Shares available for Awards under this Plan. The Committee is authorized to interpret this Plan and the Awards granted under this Plan, to establish, amend and rescind any rules and regulations relating to this Plan, and to make any other determinations that it deems necessary or desirable for the administration of this Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. Any decision of the Committee in the interpretation and administration of this Plan, as described in this Plan, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. The Committee may act only by a majority of its members in office, except that the Committee may authorize any one or more of its members or any officer of the Company to execute and deliver documents or to take any other ministerial action on behalf of the Committee with respect to Awards made to Participants or to be made to Eligible Persons. Notwithstanding the foregoing or any other provision of this Plan, the Committee shall not have the authority to accelerate the time or schedule of any payment in a manner which is not permitted under Code Section 409A, or to grant or amend any Award in any manner which would result in an inclusion of any amount in gross income under Code Section 409A(a)(1). No member of the Committee and no officer of the Company shall be liable for anything done or omitted to be done by such member or officer, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under this Plan, except for such member’s or officer’s own willful misconduct or as expressly provided by law. In addition to all other rights of indemnification and reimbursement to which a member of the Committee and an officer of the Company may be entitled, Real Goods shall indemnify and hold harmless each such member or officer who was or is a party or is threatened to be made a party to any threatened, pending or completed proceeding or suit in connection with the performance of duties under this Plan against expenses (including reasonable attorneys’ fees), judgments, fines, liabilities, losses and amounts paid in settlement actually and reasonably incurred by him in connection with such proceeding or suit, except for his own willful misconduct or as expressly provided otherwise by law. Expenses (including reasonable attorneys’ fees) incurred by such a member or officer in defending any such proceeding or suit shall be paid by Real Goods in advance of the final disposition of such proceeding or suit upon receipt of a written affirmation by such member or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and a written undertaking by or on behalf of such member or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by Real Goods as authorized in this Section.
Section 4. Participation.   Consistent with the purposes of this Plan, the Committee shall have exclusive power to select the Eligible Persons who may participate in this Plan and be granted Awards under this Plan. Eligible Persons may be selected individually or by groups or categories, as determined by the Committee in its discretion.
Section 5. Awards under this Plan.
(a)
Types of Awards.   Awards under this Plan may include, but need not be limited to, one or more of the following types, either alone or in any combination thereof: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Restricted Stock Units, (v) Performance Grants and (vi) any other type of Award deemed by the Committee in its discretion to be consistent with the purposes of this Plan (including, but not limited to, Awards of or options or similar rights granted with respect to unbundled stock units or components thereof, and Awards to be made to Participants who are foreign nationals or are employed or performing services outside the United States).

(b)
Maximum Number of Shares that May be Issued.   The maximum aggregate number of Class A Shares that may be issued and outstanding, or subject to Awards outstanding, under the Plan cannot exceed [•] Class A Shares, subject to adjustment as provided in Section 15. No Eligible Person may receive Awards under this Plan for more than 500,000 Class A Shares in any one fiscal year of the Company, subject to adjustment as provided in Section 15. Class A Shares issued pursuant to this Plan may be either authorized but unissued shares, treasury shares, reacquired shares or any combination thereof. If any Class A Shares issued as Restricted Stock, Restricted Stock Units or otherwise subject to repurchase or forfeiture rights are reacquired by the Company pursuant to such rights or, if any Award is canceled, terminates or expires unexercised, any Class A Shares that would otherwise have been issuable pursuant thereto will be available for issuance under new Awards.

(c)
Rights with Respect to Class A Shares and Other Securities.   Except as provided in subsection 8(c) with respect to Awards of Restricted Stock and unless otherwise determined by the Committee in its discretion, a Participant to whom an Award is made (and any person succeeding to such a Participant’s rights pursuant to this Plan) shall have no rights as a shareholder with respect to any Class A Shares or as a holder with respect to other securities, if any, issuable pursuant to any such Award until the date of the issuance of a book entry or stock certificate to such Participant for such Class A Shares or other instrument of ownership, if any. Except as provided in Section 15, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities, other property or other forms of consideration, or any combination thereof) for which the record date is prior to the date such book entry or stock certificate or other instrument of ownership, if any, is required to be issued based upon the date any Award was exercised. In all events, a Participant with whom an Award agreement is made to issue Class A Shares in the future shall have no rights as a shareholder with respect to such Class A Shares related to such agreement until issuance to such Participant of a book entry or stock certificate representing such shares.

Section 6. Stock Options.   The Committee may sell Purchased Options or grant other Stock Options either alone, or in conjunction with other Awards, either at the time of grant or by amendment thereafter; provided that an Incentive Stock Option may be granted only to Eligible Persons who are employees of Real Goods (or any parent or subsidiary of Real Goods) and who have other Awards only to the extent that such other Awards do not disqualify the Incentive Stock Option’s status as such under the Code. Each Stock Option granted or sold under this Plan shall be evidenced by an agreement in such form as the Committee shall prescribe from time to time in accordance with this Plan and shall comply with the applicable terms and conditions of this Plan, and with such other terms and conditions, including, but not limited to, restrictions upon the Stock Option or the Class A Shares issuable upon exercise thereof, as the Committee, in its discretion, shall establish.
(a)
The exercise price of a Stock Option may be equal to or greater than the Fair Market Value of the Class A Shares subject to such Stock Option at the time the Stock Option is granted, as determined by the Committee; provided, however, that in the case of an Incentive Stock Option granted to a Ten Percent Employee, such exercise price shall not be less than 110% of such Fair Market Value at the time the Stock Option is granted.

(b)
The Committee shall determine the number of Class A Shares to be subject to each Stock Option. In the case of a Stock Option awarded in conjunction with another Award, the number of Class A Shares subject to an outstanding Stock Option may be reduced on an appropriate basis to the extent that the other Award has been exercised, paid to or otherwise received by the Participant, as determined by the Committee.

(c)
Any Stock Option may be exercised during its term only at such time or times and in such installments as the Committee may establish.

(d)
A Stock Option shall not be exercisable:

(i)
in the case of any Incentive Stock Option granted to a Ten Percent Employee, after the expiration of five years from the date it is granted, and, in the case of any other Stock Option, after the expiration of ten years from the date it is granted; and

(ii)
unless payment in full is made for the shares being acquired thereunder at the time of exercise as provided in subsection 6(i).

(e)
The Committee shall determine in its discretion and specify in each agreement evidencing a Stock Option the effect, if any, the termination of the Participant’s employment with or performance of services for the Company shall have on the exercisability of the Stock Option; provided, however, that an Incentive Stock Option shall not be exercisable at a time that is beyond the time an Incentive Stock Option may be exercised in order to qualify as such under the Code and provided, further, that if a Participant’s employment is terminated for a reason other than “cause” (as defined in such Participant’s Award agreement or employment agreement, if any), then such Participant’s right to exercise his or her Stock Options (to the extent that the Participant is entitled to exercise on the date employment terminates) shall continue until the earlier of the option expiration date or (i) at least six (6) months from the date of termination if termination was caused by death or disability and (ii) at least thirty (30) days from the date of termination if termination was caused by other than death or disability.

(f)
It is the intent of Real Goods that Nonqualified Stock Options granted under this Plan not be classified as Incentive Stock Options, that the Incentive Stock Options granted under this Plan be consistent with and contain or be deemed to contain all provisions required under Section 422 and the other appropriate provisions of the Code and any implementing regulations (and any successor provisions thereof), and that any ambiguities in construction shall be interpreted in order to effectuate such intent. If a Stock Option is intended to be an Incentive Stock Option, and if for any reason such Stock Option (or portion thereof) shall fail to qualify as an Incentive Stock Option, then, to the extent of such failure, such Stock Option (or portion thereof) shall be regarded as a Nonqualified Stock Option granted under this Plan; provided, that, such Stock Option (or portion thereof) otherwise complies with this Plan’s requirements relating to Nonqualified Stock Options. In no event shall any member of the Committee or the Company (or its employees, officers or directors) have any liability to any Participant (or any other person) due to the failure of a Stock Option to qualify for any reason as an Incentive Stock Option.

(g)
A Purchased Option may contain such additional terms not inconsistent with this Plan, including but not limited to the circumstances under which the purchase price of such Purchased Option may be returned to the holder of the Purchased Option, as the Committee may determine in its sole discretion.

(h)
For purposes of payments made to exercise Stock Options, such payment shall be made in such form (including, but not limited to, cash, Class A Shares, the surrender of all or part of an Award or another outstanding Award under this Plan or any combination thereof) as the Committee may determine in its discretion.

Section 7. Stock Appreciation Rights.   The Committee may grant Stock Appreciation Rights either alone, or in conjunction with other Awards, either at the time of grant or by amendment thereafter. Each Award of Stock Appreciation Rights granted under this Plan shall be evidenced by an agreement in such form as the Committee shall prescribe from time to time in accordance with this Plan and shall comply with the applicable terms and conditions of this Plan, and with such other terms and conditions, including, but not limited to, restrictions upon the Award of Stock Appreciation Rights or the Class A Shares issuable upon exercise thereof, as the Committee, in its discretion, shall establish.
(a)
The Committee shall determine the number of Class A Shares to be subject to each Award of Stock Appreciation Rights. In the case of an Award of Stock Appreciation Rights awarded in conjunction with another Award, the number of Class A Shares subject to an outstanding Award of Stock Appreciation Rights may be reduced on an appropriate basis to the extent that the other Award has been exercised, paid to or otherwise received by the Participant, as determined by the Committee.

(b)
The Committee shall determine in its discretion and specify in each agreement evidencing an Award of Stock Appreciation Rights the effect, if any, the termination of the Participant’s employment with or performance of services for the Company shall have on the exercisability of the Award of Stock Appreciation Rights.

(c)
An Award of Stock Appreciation Rights shall entitle the holder to exercise such Award or to surrender unexercised another Award (or any portion of such other Award) to Real Goods and to receive from Real Goods in exchange thereof, without payment to Real Goods, that number of Class A Shares having an aggregate value equal to (or, in the discretion of the Committee, less than) the excess of the Fair Market Value of one share, at the time of such exercise, over the exercise price, times the number of shares subject to the Award, or portion thereof, that is so exercised or surrendered, as the case may be. The Committee shall be entitled in its discretion to elect to settle the obligation arising out of the exercise of a Stock Appreciation Right by the payment of cash or Other Real Goods Securities or property, or other forms of payment or any combination thereof, as determined by the Committee, equal to the aggregate value of the Class A Shares it would otherwise be obligated to deliver. Any such election by the Committee shall be made as soon as practicable after the receipt by the Committee of written notice of the exercise of the Stock Appreciation Right.

(d)
A Stock Appreciation Right may provide that it shall be deemed to have been exercised at the close of business on the business day preceding the expiration date of the Stock Appreciation Right or of the related Stock Option (or other Award), or such other date as specified by the Committee, if at such time such Stock Appreciation Right has a positive value. Such deemed exercise shall be settled or paid in the same manner as a regular exercise thereof as provided in subsection 7(d) of this Agreement.

Section 8. Restricted Stock and Restricted Stock Units.   The Committee may grant Awards of Restricted Stock and Restricted Stock Units either alone, or in conjunction with other Awards, either at the time of grant or by amendment thereafter. Each Award of Restricted Stock or Restricted Stock Units under this Plan shall be evidenced by an agreement in such form as the Committee shall prescribe from time to time in accordance with this Plan and shall comply with the applicable terms and conditions of this Section and this Plan, and with such other terms and conditions as the Committee, in its discretion, shall establish.
(a)
The Committee shall determine the number of Class A Shares to be issued to a Participant pursuant to the Award of Restricted Stock or Restricted Stock Units, and the extent, if any, to which they shall be issued in exchange for cash, other consideration, or both.

(b)
Until the expiration of such period as the Committee shall determine from the date on which the Award is granted and subject to such other terms and conditions as the Committee in its discretion shall establish (the “Restricted Period”), a Participant to whom an Award of Restricted Stock is made shall be issued, but shall not be entitled to the delivery of, a book entry or stock certificate representing the Class A Shares subject to such Award.

(c)
Unless otherwise determined by the Committee in its discretion, a Participant to whom an Award of Restricted Stock has been made (and any person succeeding to such a participant’s rights pursuant to this Plan) shall have, after issuance of a certificate for the number of Class A Shares awarded and prior to the expiration of the Restricted Period, ownership of such Class A Shares, including the right to vote such Class A Shares and to receive dividends or other distributions made or paid with respect to such Class A Shares (provided that such Class A Shares, and any new, additional or different shares, or Other Real Goods Securities or property, or other forms of consideration that the Participant may be entitled to receive with respect to such Class A Shares as a result of a stock split, stock dividend or any other change in the corporation or capital structure of Real Goods, shall be subject to the restrictions set forth in this Plan as determined by the Committee in its discretion), subject, however, to the options, restrictions and limitations imposed thereon pursuant to this Plan.
(d)
The Committee shall determine in its discretion and specify in each agreement evidencing an Award of Restricted Stock or Restricted Stock Units the effect, if any, the termination of the Participant’s employment with or performance of services for the Company during the Restricted Period shall have on such Award of Restricted Stock.

(e)
The Committee may grant Awards of Dividend Equivalents to Participants in connection with Awards of Restricted Stock Units. The Committee may provide, at the date of grant or thereafter, that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Class A Shares, or other investment vehicles as the Committee may specify; provided that, unless otherwise determined by the Committee, Dividend Equivalents shall be subject to all conditions and restrictions of the underlying Restricted Stock Units to which they relate.

Section 9. Performance Grants.   The Committee may grant Awards of Performance Grants either alone, or in conjunction with other Awards, either at the time of grant or by amendment thereafter. The Award of a Performance Grant to a Participant will entitle him to receive a specified amount determined by the Committee (the “Actual Value”), if the terms and conditions specified in this Plan and in the Award are satisfied. Each Award of a Performance Grant shall be subject to the applicable terms and conditions of this Plan, and to such other terms and conditions, including but not limited to, restrictions upon any cash, Class A Shares, Other Real Goods Securities or property, or other forms of payment, or any combination thereof, issued with respect to the Performance Grant, as the Committee, in its discretion, shall establish, and shall be embodied in an agreement in such form and substance as is determined by the Committee.
(a)
The Committee shall determine the value or range of values of a Performance Grant to be awarded to each Participant selected for an Award and whether or not such a Performance Grant is granted in conjunction with another Award. As determined by the Committee, the maximum value of each Performance Grant (the “Maximum Value”) shall be: (i) an amount fixed by the Committee at the time the Award is made or amended thereafter, (ii) an amount that varies from time to time based in whole or in part on the then current value of the Class A Shares, Other Real Goods Securities or property, or other securities or property, or any combination thereof or (iii) an amount that is determinable from criteria specified by the Committee. Performance Grants may be issued in different classes or series having different names, terms and conditions. In the case of a Performance Grant awarded in conjunction with another Award, the Performance Grant may be reduced on an appropriate basis to the extent that the other Award has been exercised, paid to or otherwise received by the Participant, as determined by the Committee.

(b)
The award period (“Award Period”) related to any Performance Grant shall be a period determined by the Committee. At the time each Award is made or within the first 90 days of any performance period, the Committee shall establish performance objectives to be attained within the Award Period as the means of determining the Actual Value of such a Performance Grant. The performance objectives shall be based on such measure or measures of performance, which may include, but need not be limited to, the performance of the Participant, the Company or one or more of its divisions or units, or any combination of the foregoing, as the Committee shall determine, and may be applied on an absolute basis or be relative to industry or other indices or any combination thereof. The Actual Value of a Performance Grant shall be equal to its Maximum Value only if the performance objectives are attained in full, but the Committee shall specify the manner in which the Actual Value of Performance Grants shall be determined if the performance objectives are met in part. Such performance measures, the Actual Value or the Maximum Value, or any combination thereof, may be adjusted in any manner by the Committee in its discretion at any time and from time to time during or as soon as practicable after the Award Period, if it determines that such performance measures, the Actual Value or the Maximum Value, or any combination thereof, are not appropriate under the circumstances.
(c)
The Committee shall determine in its discretion and specify in each agreement evidencing a Performance Grant the effect, if any, the termination of the Participant’s employment with or performance of services for the Company during the Award Period shall have on such Performance Grant.

(d)
The Committee shall determine whether the conditions of a Performance Grant have been met and, if so, shall ascertain the Actual Value of the Performance Grant. If the Performance Grant has no Actual Value, the Award and such Performance Grant shall be deemed to have been canceled and the associated Award, if any, may be canceled or permitted to continue in effect in accordance with its terms. If the Performance Grant has any Actual Value and:

(i)
was not awarded in conjunction with another Award, the Committee shall cause an amount equal to the Actual Value of the Performance Grant earned by the Participant to be paid to him or his permitted assignee or Beneficiary; or

(ii)
was awarded in conjunction with another Award, the Committee shall determine, in accordance with criteria specified by the Committee (A) to cancel the Performance Grant, in which event no amount with respect thereto shall be paid to the Participant or his permitted assignee or Beneficiary, and the associated Award may be permitted to continue in effect in accordance with its terms, (B) to pay the Actual Value of the Performance Grant to the Participant or his permitted assignee or Beneficiary as provided below, in which event the associated Award may be canceled or (C) to pay to the Participant or his Beneficiary, the Actual Value of only a portion of the Performance Grants, in which event all or a portion of the associated Award may be permitted to continue in effect in accordance with its terms or be canceled, as determined by the Committee.

Such determination by the Committee shall be made as promptly as practicable following the end of the Award Period or upon the earlier termination of employment or performance of services, or at such other time or times as the Committee shall determine, and shall be made pursuant to criteria specified by the Committee.
(e)
Payment of any amount with respect to the Performance Grants that the Committee determines to pay as provided above shall be made by Real Goods as promptly as practicable after the end of the Award Period or at such other time or times as the Committee shall determine, and may be made in cash, Class A Shares, Other Real Goods Securities or property, or other forms of payment, or any combination thereof or in such other manner, as determined by the Committee in its discretion. Notwithstanding anything in this Section to the contrary, the Committee may, in its discretion, determine and pay out the Actual Value of the Performance Grants at any time during the Award Period.

Section 10. Deferral of Compensation.   The Committee shall determine whether or not an Award shall be made in conjunction with the deferral of the Participant’s salary, bonus or other compensation, or any combination thereof, and whether or not such deferred amounts may be:
(i)
forfeited to Real Goods or to other Participants or any combination thereof, under certain circumstances (which may include, but need not be limited to, certain types of termination of employment or performance of services for the Company);

(ii)
subject to increase or decrease in value based upon the attainment of or failure to attain, respectively, certain performance measures; and/or

(iii)
credited with income equivalents (which may include, but need not be limited to, interest, dividends or other rates of return) until the date or dates of payment of the Award, if any.

Notwithstanding the foregoing or any other provision of this Plan, any deferral of compensation under this Section 10 must comply with the provisions of Code Section 409A, and no deferral of compensation under this Section 10 which would result in an inclusion of any amount in gross income under Code Section 409A(a)(1) is permitted.
Section 11. Deferred Payment of Awards.   The Committee may specify that the payment of all or any portion of cash, Class A Shares, Other Real Goods Securities or property, or any other form of payment, or any combination thereof, under an Award shall be deferred until a later date. Deferrals shall be for such periods or until the occurrence of such events, and upon such terms, as the Committee shall determine in its discretion, provided however, that any such deferral shall comply with the requirements of Code Section 409A. Deferred payments of Awards may be made by undertaking to make payment in the future based upon the performance of certain investment equivalents (which may include, but need not be limited to, government securities, Class A Shares, other securities, property or consideration, or any combination thereof), together with such additional amounts of income equivalents (which may be compounded and may include, but need not be limited to, interest, dividends or other rates of return or any combination thereof) as may accrue thereon until the date or dates of payment, such investment equivalents and such additional amounts of income equivalents to be determined by the Committee in its discretion.
Section 12. Transferability of Awards.   A Participant’s rights and interest under this Plan or any Award may not be assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise, including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner; provided, however, the Committee may permit such transfer to a Permitted Transferee; and provided, further, that, unless otherwise permitted by the Code, any Incentive Stock Option granted pursuant to this Plan shall not be transferable other than by will, by the laws of descent and distribution, and shall be exercisable during the Participant’s lifetime only by Participant or by such Permitted Transferee.
Section 13. Amendment or Substitution of Awards under this Plan.   The terms of any outstanding Award under this Plan may be amended or modified from time to time by the Committee in its discretion in any manner that it deems appropriate (including, but not limited to, acceleration of the date of exercise of any Award and/or payments thereunder and repricing of any Award) if the Committee could grant such amended or modified Award under the terms of this Plan at the time of such amendment or modification; provided that no such amendment or modification shall adversely affect in a material manner any right of a Participant under the Award without such Participant’s written consent, unless the Committee determines in its discretion that there have occurred or are about to occur significant changes in the Participant’s position, duties or responsibilities, or significant changes in economic, legislative, regulatory, tax, accounting or cost/benefit conditions that are determined by the Committee in its discretion to have or to be expected to have a substantial effect on the performance of the Company, or any affiliate, division or department thereof, on this Plan or on any Award under this Plan and provided further that the Committee shall not have the authority to accelerate the time or schedule of any payment in a manner which is not permitted under Code Section 409A, or to grant or amend any Award in any manner which would result in an inclusion of any amount in gross income under Code Section 409A(a)(1). The Committee may, in its discretion, permit holders of Awards under this Plan to surrender outstanding Awards in order to exercise or realize the rights under other Awards, or in exchange for the grant of new Awards, or require holders of Awards to surrender outstanding Awards as a condition precedent to the grant of new Awards under this Plan.
Section 14. Termination of a Participant.   For all purposes under this Plan, the Committee shall determine whether a Participant has terminated employment with, or the performance of services for, the Company, provided, however, an absence or leave approved by the Company, to the extent permitted by applicable provisions of the Code, shall not be considered an interruption of employment or performance of services for any purpose under this Plan.
Section 15. Dilution and Other Adjustments.   If any change in the outstanding Class A Shares of the Company occurs by reason of any stock split, reverse stock split, stock dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination, subdivision or exchange of shares, any distribution to shareholders other than a normal cash dividend, or other extraordinary or unusual event, the Committee shall make such adjustment in: (i) the aggregate number of shares that may be delivered under the Plan as described in Section 5(b) and the individual Award maximums under Section 5(b); (ii) the number and exercise price of outstanding Stock Options and outstanding Stock Appreciation Rights; (iii) the number of outstanding Restricted Stock Units; and (iv) the number of shares subject to any other Awards granted under the Plan (provided that the number of shares subject to Awards shall always be a whole number), in each case as may be determined to be appropriate by the Committee, and such adjustments shall be final, conclusive and binding for all purposes of the Plan. The Committee may also provide for the adjustment and settlement of outstanding Awards as it deems appropriate and consistent with the Plan’s purpose in the event of a change in control of Real Goods, and such adjustments or settlements shall be final, conclusive and binding for all purposes of the Plan.
Section 16. Designation of Beneficiary by Participant.   A Participant may name a beneficiary to receive any payment to which such Participant may be entitled with respect to any Award under this Plan in the event of death, on a written form to be provided by and filed with the Committee, and in a manner determined by the Committee in its discretion (a “Beneficiary”). The Committee reserves the right to review and approve Beneficiary designations. A Participant may change his Beneficiary from time to time in the same manner, unless such Participant has made an irrevocable designation. Any designation of a Beneficiary under this Plan (to the extent it is valid and enforceable under applicable law) shall be controlling over any other disposition, testamentary or otherwise, as determined by the Committee in its discretion. If no designated Beneficiary survives the Participant and is living on the date on which any amount becomes payable to such a Participant’s Beneficiary, such payment will be made to the legal representatives of the Participant’s estate, and the term “Beneficiary” as used in this Plan shall be deemed to include such person or persons. If there are any questions as to the legal right of any Beneficiary to receive a distribution under this Plan, the Committee in its discretion may determine that the amount in question be paid to the legal representatives of the estate of the Participant, in which event the Company, the Board, the Committee, the Designated Administrator (if any), and the members thereof, will have no further liability to anyone with respect to such amount.
Section 17. Financial Assistance.   If the Committee determines that such action is advisable, the Company may assist any Participant in obtaining financing from the Company (or under any program of the Company approved pursuant to applicable law), or from a bank or other third party, on such terms as are determined by the Committee, and in such amount as is required to accomplish the purposes of this Plan, including, but not limited to, to permit the exercise of an Award, the participation therein, and/or the payment of any taxes with respect thereto. Such assistance may take any form that the Committee deems appropriate, including, but not limited to, a direct loan from the Company, a guarantee of the obligation by the Company or the maintenance by the Company of deposits with such bank or third party.
Section 18. Miscellaneous Provisions.
(a)
Any proceeds from Awards shall constitute general funds of Real Goods.

(b)
Except as otherwise determined by the Committee, no fractional shares may be delivered under an Award, but in lieu thereof a cash or other adjustment may be made as determined by the Committee in its discretion.

(c)
No Eligible Person or other person shall have any claim or right to be granted an Award under this Plan. Determinations made by the Committee under this Plan need not be uniform and may be made selectively among Eligible Persons under this Plan, whether or not such Eligible Persons are similarly situated. Neither this Plan nor any action taken hereunder shall be construed as giving any Eligible Person any right to continue to be employed by or perform services for the Company, and the right to terminate the employment of or performance of services by Eligible Persons at any time and for any reason is specifically reserved.

(d)
No Participant or other person shall have any right with respect to this Plan, the Class A Shares reserved for issuance under this Plan or in any Award, contingent or otherwise, until written evidence of the Award shall have been delivered to the recipient and all the terms, conditions and provisions of this Plan and the Award applicable to such recipient (and each person claiming under or through him) have been met.

(e)
No Class A Shares, Other Company Securities, other securities or property or other forms of payment shall be issued hereunder with respect to any Award unless counsel for Real Goods shall be satisfied that such issuance will be in compliance with applicable law and any applicable rules of any stock exchange or other market quotation system on which Class A Shares are listed.
(f)
It is the intent of Real Goods that this Plan comply in all respects with any applicable provisions of Rule 16b-3 and Section 162(m) with respect to Awards granted to executive officers of Real Goods, that any ambiguities or inconsistencies in construction of this Plan be interpreted to give effect to such intention and that if any provision of this Plan is found not to be in compliance with any applicable provisions of Rule 16b-3 or Section 162(m), such provision shall be deemed null and void with respect to Awards granted to executive officers of the Company to the extent required to permit such Awards to comply with Rule 16b-3 and Section 162(m). It is also the intent of Real Goods that this Plan comply in all respects with the provisions of the Code providing favorable treatment to Incentive Stock Options, that any ambiguities or inconsistencies in construction of this Plan be interpreted to give effect to such intention and that if any provision of this Plan is found not to be in compliance with the Incentive Stock Option provisions of the Code, such provision shall be deemed null and void with respect to Incentive Stock Options granted to employees of Real Goods (or any parent or subsidiary of Real Goods) to the extent required to permit such Incentive Stock Options to receive favorable treatment under the Code. It is the intent of Real Goods that this Plan comply in all respects with any applicable provisions of Code Section 409A with respect to Awards granted under this plan and any amendment or revision of such Awards, that any ambiguities or inconsistencies in construction of this Plan be interpreted to give effect to such intention and that if any provision of this Plan is found not to be in compliance with any applicable provisions of Code Section 409A such Plan provision shall be deemed null and void to the extent required to permit such Awards to comply with any applicable provisions of Code Section 409A. Specifically, the Committee shall not have the authority to accelerate the time or schedule of any payment in a manner which is not permitted under Code Section 409A or the regulations issued thereunder, or to grant or amend any Award in any manner which would result in an inclusion of any amount in gross income under Code Section 409A(a)(1).

(g)
The Company shall have the right to deduct from any payment made under this Plan any federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to any obligation of Real Goods to issue Class A Shares, Other Real Goods Securities or property, other securities or property, or other forms of payment, or any combination thereof, upon exercise, settlement or payment of any Award under this Plan, that the Participant (or any Beneficiary or person entitled to act) pay to Real Goods, upon its demand, such amount as may be required by the Company for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes. If the amount requested is not paid, Real Goods may refuse to issue Class A Shares, Other Real Goods Securities or property, other securities or property, or other forms of payment, or any combination thereof. Notwithstanding anything in this Plan to the contrary, the Committee may, in its discretion, permit a Participant (or any Beneficiary or person entitled to act) to elect to pay a portion or all of the amount requested by the Company for such taxes with respect to such Award, at such time and in such manner as the Committee shall deem to be appropriate (including, but not limited to, by authorizing Real Goods to withhold, or agreeing to surrender to Real Goods on or about the date such tax liability is determinable, Class A Shares, Other Real Goods Securities or property, other securities or property, or other forms of payment, or any combination thereof, owned by such person or a portion of such forms of payment that would otherwise be distributed, or have been distributed, as the case may be, pursuant to such Award to such person, having a Fair Market Value equal to the amount of such taxes).

(h)
The expenses of this Plan shall be borne by Real Goods; provided, however, Real Goods may recover from a Participant or his Beneficiary, heirs or assigns any and all damages, fees, expenses and costs incurred by the Company arising out of any actions taken by a Participant in breach of this Plan or any agreement evidencing such Participant’s Award.

(i)
This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under this Plan, and rights to the payment of Awards shall be no greater than the rights of the Company’s general creditors.

(j)
By accepting any Award or other benefit under this Plan, each Participant and each person claiming under or through such Participant shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under this Plan by the Company, the Board, the Committee or the Designated Administrator (if applicable).

(k)
The appropriate officers of the Company shall cause to be filed any reports, returns or other information regarding Awards hereunder of any Class A Shares issued pursuant hereto as may be required by applicable law and any applicable rules of any stock exchange or other market quotation system on which Class A Shares are listed.

(l)
The validity, construction, interpretation, administration and effect of this Plan, and of its rules and regulations, and rights relating to this Plan and to Awards granted under this Plan, shall be governed by the substantive laws, but not the choice of law rules, of the State of Colorado.

(m)
Records of the Company shall be conclusive for all purposes under this Plan or any Award, unless determined by the Committee to be incorrect.

(n)
If any provision of this Plan or any Award is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Plan or any Award, but such provision shall be fully severable, and this Plan or Award, as applicable, shall be construed and enforced as if the illegal or invalid provision had never been included in this Plan or Award, as applicable.

(o)
The terms of this Plan shall govern all Awards under this Plan and in no event shall the Committee have the power to grant any Award under this Plan that is contrary to any of the provisions of this Plan.

(p)
For purposes of interpretation of this Plan, the masculine pronoun includes the feminine and the singular includes the plural wherever appropriate.

Section 19. Plan Amendment or Suspension.   This Plan may be amended or suspended in whole or in part at any time from time to time by the Board. No amendment of this Plan shall adversely affect in a material manner any right of any Participant with respect to any Award previously granted without such Participant’s written consent, except as permitted under Section 13.
Section 20. Plan Termination.   This Plan shall terminate upon the earlier of the following dates or events to occur:
(a)
the adoption of a resolution of the Board terminating this Plan; or

(b)
the close of business on the tenth anniversary of the Effective Date; provided, however, that the Board may, prior to such date, extend the term of this Plan for an additional period of up to five years for the grant of Awards other than Incentive Stock Options. No termination of this Plan shall materially alter or impair any of the rights or obligations of any Participant, without such Participant’s consent, under any Award previously granted under this Plan, except that subsequent to termination of this Plan, the Committee may make amendments or modifications permitted under Section 13. Notwithstanding anything in this Plan to the contrary, the Committee shall not grant any Award pursuant to this Plan after the tenth anniversary of the earlier to occur of  (i) the date this Plan is adopted by the Board and (ii) the Effective Date.

Section 21. Effective Date.   This Plan shall be effective, and Awards may be granted under this Plan, on or after the Effective Date.

APPENDIX A
The following terms shall have the meaning indicated:
“Actual Value” has the meaning set forth in Section 9.
“Award” shall mean an award of rights to an Eligible Person under this Plan.
“Award Period” has the meaning set forth in subsection 9(b).
“Beneficiary” has the meaning set forth in Section 16.
“Board” shall mean the board of directors of Real Goods.
“Class A Shares” shall mean shares of Class A Common Stock, par value $.0001 per share, of Real Goods and stock of any other class into which such shares may thereafter be changed.
“Code” shall mean the Internal Revenue Code of 1986, as it now exists or may be amended from time to time, and the rules and regulations promulgated thereunder, as they may exist or may be amended from time to time.
“Code Section 409A” shall mean Section 409A of the Code, any rules or regulations promulgated thereunder, as they may exist or may be amended from time to time, and any successor to such section.
“Committee” shall mean the person or persons responsible for administering this Plan. The Board shall constitute the Committee until the Board appoints a Board Committee, after which time the Board Committee shall constitute the Committee, provided, however, that at any time the Board may designate itself as the Committee or designate itself to administer certain of the Committee’s authority under this Plan, including administering certain Awards under this Plan, subject to satisfying the requirements of Rule 16b-3 and Section 162(m), if applicable. The Board or the Board Committee may designate a Designated Administrator to constitute the Committee or to administer certain of the Committee’s authority under this Plan, including administering certain Awards under this Plan, subject to the right of the Board or the Board Committee, as applicable, to revoke such designation at any time and to make such designation on such terms and conditions as it may determine in its discretion. For purposes of this definition, the “Board Committee” shall mean a committee of the Board designated by the Board to administer this Plan. Except as otherwise determined by the Board, the Board Committee (i) shall be comprised of not fewer than two directors, (ii) shall meet any applicable requirements under Rule 16b-3, including any requirement that the Board Committee consist of  “nonemployee directors” (as defined in Rule 16b-3), (iii) shall meet any applicable requirements under Section 162(m), including any requirement that the Board Committee consist of  “outside directors” (as defined in Treasury Regulation §1.162-27(e)(3)(i) or any successor regulation), and (iv) shall meet any applicable requirements of any stock exchange or other market quotation system on which Class A Shares are listed. For purposes of this definition, the “Designated Administrator” shall mean one or more persons designated by the Board or a Board Committee to act as a Designated Administrator pursuant to this Plan. Except as otherwise determined by the Board, a Designated Administrator shall only be appointed if Rule 16b-3 and Section 162(m) permits such appointment and the exercise of any authority without adversely affecting the ability of Awards to officers of Real Goods to comply with the conditions for Rule 16b-3 or Section 162(m). The resolutions of the Board or Board Committee designating the authority of the Designated Administrator shall (i) specify the total number of Class A Shares subject to Awards that may be granted pursuant to this Plan by the Designated Administrator, (ii) may not authorize the Designated Administrator to designate him or herself as the recipient of any Awards pursuant to this Plan and (iii) shall otherwise comply with the requirements of applicable law.
“Company” shall mean Real Goods and any parent, subsidiary or affiliate of Real Goods.
“Dividend Equivalents” shall mean an Award of cash or other Awards with a Fair Market Value equal to the dividends which would have been paid on the Class A Shares underlying an outstanding Award or Restricted Stock Units had such Class A Shares been outstanding.
“Effective Date” shall mean January 30, 2008.

“Eligible Person(s)” shall mean those persons who are full or part-time employees of the Company or other individuals who perform services for the Company, including, without limitation, directors who are not employees of the Company and consultants and advisors who perform services for the Company.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as it now exists or may be amended from time to time, and the rules promulgated thereunder, as they may exist or may be amended from time to time.
“Fair Market Value” shall mean such value rounded up to the nearest cent as determined by the Committee by reasonable application of a reasonable valuation method in accordance with applicable law, including Code Section 409A.
“Incentive Stock Option” shall mean a Stock Option that is an incentive stock option as defined in Section 422 of the Code. Incentive Stock Options are subject, in part, to the terms, conditions and restrictions described in Section 6.
“Maximum Value” has the meaning set forth in subsection 9(a).
“Nonqualified Stock Option” shall mean a Stock Option that is not an incentive stock option as defined in Section 422 of the Code. Nonqualified Stock Options are subject, in part, to the terms, conditions and restrictions described in Section 6.
“Other Real Goods Securities” shall mean Real Goods securities (which may include, but need not be limited to, unbundled stock units or components thereof, debentures, preferred stock, warrants, securities convertible into Class A Shares or other property) other than Class A Shares.
“Participant” shall mean an Eligible Person to whom an Award has been granted under this Plan.
“Performance Grant” shall mean an Award subject, in part, to the terms, conditions and restrictions described in Section 9, pursuant to which the recipient may become entitled to receive cash, Class A Shares, Other Real Goods Securities or property, or other forms of payment, or any combination thereof, as determined by the Committee.
“Permitted Transferee” means, except as otherwise determined by the Committee (i), any person defined as an employee in the Instructions to Registration Statement Form S-8 promulgated by the Securities and Exchange Commission, as such Form may be amended from time to time, which persons include, as of the date of adoption of this Plan, executors, administrators or beneficiaries of the estates of deceased Participants, guardians or members of a committee for incompetent former Participants, or similar persons duly authorized by law to administer the estate or assets of former Participants, (ii) Participants’ family members who acquire Awards from the Participant other than for value, through a gift or a domestic relations order, and (iii) any trust established for the benefit of any person described in clause (i) above. For purposes of this definition, “family member” includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests. For purposes of this definition, neither (i) a transfer under a domestic relations order in settlement of marital property rights; nor (ii) a transfer to an entity in which more than fifty percent of the voting interests are owned by family members (or the Participant) in exchange for an interest in that entity is considered a transfer for “value”.
“Plan” shall mean this Real Goods Solar, Inc. 2008 Long-Term Incentive Plan.
“Purchased Option” shall mean a Stock Option that is sold to an Eligible Person at a price determined by the Committee. Purchased Options are subject, in part, to the terms, conditions and restrictions described in Section 6.
“Real Goods” shall mean Real Goods Solar, Inc., a Colorado corporation.
“Restricted Period” has the meaning set forth in subsection 8(b).

“Restricted Stock” shall mean an Award of Class A Shares that is issued subject, in part, to the terms, conditions and restrictions described in Section 8.
“Restricted Stock Units” shall mean an Award of a right to receive Class A Shares that is issued subject, in part, to the terms, conditions and restrictions described in Section 8.
“Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act and any successor rule.
“Section 162(m)” shall mean §162(m) of the Code, any rules or regulations promulgated thereunder, as they may exist or may be amended from time to time, or any successor to such section.
“Stock Appreciation Right” shall mean an Award of a right to receive (without payment to Real Goods) cash, Class A Shares, Other Real Goods Securities or property, or other forms of payment, or any combination thereof, as determined by the Committee, based on the increase in the value of the number of Class A Shares specified in the Stock Appreciation Right. Stock Appreciation Rights are subject, in part, to the terms, conditions and restrictions described in Section 7.
“Stock Option” shall mean an Award of a right to purchase Class A Shares. The term Stock Option shall include Nonqualified Stock Options, Incentive Stock Options and Purchased Options.
“Ten Percent Employee” shall mean an employee of the Company who owns stock representing more than ten percent of the voting power of all classes of stock of Real Goods or any parent or subsidiary of Real Goods.
“Treasury Regulation” shall mean a final, proposed or temporary regulation of the Department of Treasury under the Code and any successor regulation.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X Real Goods Solar, Inc. 02G4GB 1 U P X + q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Annual Meeting Proxy Card . B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + IMPORTANT ANNUAL MEETING INFORMATION A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 – 4. For Against Abstain 2. to amend Real Goods Solar, Inc.’s 2008 Long-Term Incentive Plan to increase the number of shares authorized for issuance and the number of shares that a participant may receive in a fiscal year; 4. to ratify the appointment of Hein & Associates LLP to audit our consolidated financial statements for the 2016 fiscal year. For Against Abstain 3. to approve, on an advisory basis, named executive officer compensation; and 01 - David L. Belluck 04 - Ian Bowles 02 - Dennis Lacey 05 - John Schaeffer 03 - Pavel Bouska 06 - Robert L. Scott 1. to elect six directors to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified; For Withhold For Withhold For Withhold MMMMMMMMMMMM 2 9 0 6 8 0 2 MMMMMMMMM

q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q . Proxy — Real Goods Solar, Inc. Notice of 2016 Annual Meeting of Shareholders Address Proxy Solicited by Board of Directors for Annual Meeting — November 16, 2016 Dennis Lacey and Alan Fine, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Real Goods Solar, Inc. to be held on Wednesday, November 16, 2016 at 10:00 a.m. local time or at any postponement(s) or adjournment(s) thereof. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment(s) or postponement(s) of the Annual Meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR each of the proposals or in the discretion of the proxies, with respect to such other business as may properly come before the Annual Meeting. (Items to be voted appear on reverse side.)